EXHIBIT 3.2

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

DOMINION ENERGY MIDSTREAM PARTNERS, LP

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ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1	Records and Accounting	98
Section 8.2	Fiscal Year	99
Section 8.3	Reports	99

ARTICLE IX

TAX MATTERS

Section 9.1	Tax Returns and Information	100
Section 9.2	Tax Elections	100
Section 9.3	Tax Controversies	101
Section 9.4	Withholding and Other Tax Payments by the Partnership	102

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1	Admission of Limited Partners	103
Section 10.2	Admission of Successor General Partner	104
Section 10.3	Amendment of Agreement and Certificate of Limited Partnership	104

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1	Withdrawal of the General Partner	104
Section 11.2	Removal of the General Partner	106
Section 11.3	Interest of Departing General Partner and Successor General Partner	106
Section 11.4	Conversion of Subordinated Units	108
Section 11.5	Withdrawal of Limited Partners	108

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1	Dissolution	108
Section 12.2	Continuation of the Business of the Partnership After Dissolution	109
Section 12.3	Liquidator	109
Section 12.4	Liquidation	110
Section 12.5	Cancellation of Certificate of Limited Partnership	111
Section 12.6	Return of Contributions	111
Section 12.7	Waiver of Partition	111
Section 12.8	Capital Account Restoration	111

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Exhibit A — Restrictions on Transfer of Series A Preferred Units

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FOURTH AMENDED AND RESTATED AGREEMENT

OF LIMITED PARTNERSHIP

OF DOMINION ENERGY MIDSTREAM PARTNERS, LP

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF DOMINION ENERGY MIDSTREAM PARTNERS, LP, dated as of February 27, 2018, is entered into by and among Dominion Energy Midstream GP, LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who are or become Partners in the Partnership or parties hereto as provided herein.

WHEREAS, the General Partner and the other parties thereto entered into that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 20, 2014 (the “2014 Agreement”); and

WHEREAS, the General Partner and the other parties thereto entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 1, 2016 (the “2016 Agreement”); and

WHEREAS, the General Partner and the other parties thereto entered into that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of May 12, 2017 (the “2017 Agreement”); and

WHEREAS, at a meeting duly called and held on February 22, 2018, the Board of Directors approved an amendment to the 2017 Agreement to provide for changes to the Internal Revenue Service partnership audit rules in accordance with the Bipartisan Budget Act of 2015 (the “Amendment”); and

WHEREAS, the General Partner desires to amend and restate the 2017 Agreement to reflect the Amendment.

NOW, THEREFORE, the General Partner does hereby amend and restate the 2017 Agreement, pursuant to its authority under Section 13.1 of the 2017 Agreement, to provide, in its entirety, as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Book Basis” means, with respect to any Adjusted Property, the portion of the Carrying Value of such Adjusted Property that is attributable to positive adjustments made to such Carrying Value, as determined in accordance with the provisions set forth below in this definition of Additional Book Basis. For purposes of determining the extent to which Carrying Value constitutes Additional Book Basis:

(a)    Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

(b)    If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event (an “Additional Book Basis Reduction”) and the Carrying Value of other property is increased as a result of such Book-Down Event (a “Carrying Value Increase”), then any such Carrying Value Increase shall be treated as Additional Book Basis in an amount equal to the lesser of (a) the amount of such Carrying Value Increase and (b) the amount determined by proportionately allocating the Carrying Value Increases resulting from such Book-Down Event the lesser of (I) the aggregate Additional Book Basis Reductions resulting from such Book-Down Event and (II) the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceed the remaining Additional Book Basis attributable to all of the Partnership’s Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

“Additional Book Basis Derivative Items” means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership’s Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the “Excess Additional Book Basis”), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period. With respect to a Disposed of Adjusted Property, the Additional Book Basis Derivative Items shall be the amount of Additional Book Basis taken into account in computing gain or loss from the disposition of such Disposed of Adjusted Property; provided that the provisions of the immediately preceding sentence shall apply to the determination of the Additional Book Basis Derivative Items attributable to Disposed of Adjusted Property.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account at the end of each taxable period of the Partnership after giving effect to the following adjustments:

(a)    Credit to such Capital Account any amounts which such Partner is (x) obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or (y) deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)    Debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

consistently therewith. The “Adjusted Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Adjusted Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Adjusted Operating Surplus” means, with respect to any period, (a) Operating Surplus generated with respect to such period; (b) less (i) the amount of any net increase during such period in Working Capital Borrowings (or, subject to Section 8.1(c), the Partnership’s proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned); (ii) the amount of any net decrease during such period in cash reserves (or, subject to Section 8.1(c), the Partnership’s proportionate share of any net decrease in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures not relating to an Operating Expenditure made during such period; and (iii) the amount of any expenditures during such period using the proceeds of the Initial Offering as described under “Use of Proceeds” in the Registration Statement that would constitute Operating Expenditures in the absence of clause (c)(vi) of the definition thereof; and (iv) capital contributions received by a Group Member (including Capital Contributions received by the Partnership) to the extent such capital contributions do not constitute Interim Capital Transactions; and (c) plus (i) the amount of any net decrease during such period in Working Capital Borrowings (or, subject to Section 8.1(c), the Partnership’s proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned); (ii) the amount of any net increase during such period in cash reserves (or, subject to Section 8.1(c), the Partnership’s proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures required by any debt instrument for the repayment of principal, interest or premium; and (iii) the amount of any net decrease made in subsequent periods in cash reserves for Operating Expenditures initially established during such period to the extent such decrease results in a reduction in Adjusted Operating Surplus in subsequent periods pursuant to clause (b)(ii) above. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus. To the extent that disbursements made, cash received or cash reserves established, increased or reduced after the end of a period are included in the determination of Operating Surplus for such period (as contemplated by the proviso in the definition of “Operating Surplus”) such disbursements, cash receipts and changes in cash reserves shall be deemed to have occurred in such period (and not in any future period) for purposes of calculating increases or decreases in Working Capital Borrowings or cash reserves during such period.

“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.4(d).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Aggregate Quantity of IDR Reset Common Units” has the meaning assigned to such term in Section 5.10(a).

“Aggregate Remaining Net Positive Adjustments” means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of (a) a Contributed Property means the fair market value of such property at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event as described in Section 5.4(d), in each case as determined by the General Partner.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership of Dominion Energy Midstream Partners, LP, as it may be amended, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Average VWAP” per Common Unit over a certain period shall mean the arithmetic average of the VWAP per Common Unit for each Trading Day in such period.

“Bad Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was adverse to the interest of the Partnership.

“Board of Directors” means the board of directors of the General Partner.

“Book Basis Derivative Items” means any item of income, deduction, gain or loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

“Book-Down Event” means a Revaluation Event that gives rise to a Revaluation Loss.

“Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.4 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Book-Up Event” means a Revaluation Event that gives rise to a Revaluation Gain.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the U.S. or the Commonwealth of Virginia shall not be regarded as a Business Day.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.4. The “Capital Account” of a Partner in respect of any Partnership Interest shall be the amount that such Capital Account would be if such Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Partnership Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Units, the amount of any underwriting discounts or commissions).

“Capital Improvement” means any (a) addition or improvement to the assets owned by any Group Member, (b) acquisition (through an asset acquisition, merger, stock acquisition or other form of investment) of existing, or the construction or development of new, assets by any Group Member, or (c) capital contribution by a Group Member to a Person that is not a Subsidiary of a Group Member, in which a Group Member has, or after such capital contribution will have, an equity interest to fund the Group Member’s pro rata share of the cost of the acquisition of existing, or the construction or development of new or the improvement of existing, assets, in each case if such addition, improvement, acquisition, construction or development is made to increase the long-term operating capacity or operating income of the Partnership Group from the long-term operating capacity or operating income of the Partnership Group, in the case of clauses (a) and (b), or such Person, in the case of clause (c), from that existing immediately prior to such addition, improvement, acquisition or construction.

“Capital Surplus” means cash and cash equivalents distributed by the Partnership in excess of Operating Surplus, as described in Section 6.3(b).

“Carrying Value” means (a) with respect to a Contributed Property or an Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and other cost recovery deductions charged to the Partners’ Capital Accounts in respect of such property, and (b) with respect to any other Partnership property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

Section 5.4(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner is liable to the Partnership or any Limited Partner for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate in such form (including in global form if permitted by applicable rules and regulations) as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Partnership Interests.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.3, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“claim” (as used in Section 7.12(c)) has the meaning assigned to such term in Section 7.12(c).

“Closing Date” means the first date on which Common Units are issued and delivered by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interests of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Commences Commercial Service” means a Capital Improvement or replacement asset is first put into commercial service by a Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”) following, if applicable, completion of construction, acquisition, development and testing.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Interest having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not refer to or include any Subordinated Unit or Series A Preferred Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

“Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, with respect to any Quarter wholly within the Subordination Period, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all cash and cash equivalents distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(i).

“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more directors, each of whom is determined by the Board of Directors, after reasonable inquiry, (a) to not be an officer or employee of the General Partner (b) to not be an officer or employee of any Affiliate of the General Partner or a director of any Affiliate of the General Partner (other than any Group Member), (c) to not be a holder of any ownership interest in the General Partner or any of its Affiliates, including any Group Member, that would be likely to have an adverse impact on the ability of such director to act in an independent manner with respect to the matter submitted to the Conflicts Committee, other than Common Units and awards that are granted to such director under the LTIP, and (d) to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of Partnership Interests is listed or admitted to trading.

“Construction Debt” means debt incurred to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on other Construction Debt or (c) distributions paid in respect of Construction Equity, and incremental Incentive Distributions in respect thereof.

“Construction Equity” means equity issued to fund (a) all or a portion of a Capital Improvement, (b) interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt or (c) distributions paid in respect of Construction Equity, and incremental Incentive Distributions in respect thereof. Construction Equity does not included equity issued in the Initial Offering.

“Construction Period” means the period beginning on the date that a Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Capital Improvement”) enters into a binding obligation to commence a Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service and the date that the Group Member (or other Person that is not a Subsidiary of a Group Member, as contemplated in the definition of “Capital Improvement”) abandons or disposes of such Capital Improvement.

“Contributed Property” means each property, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

“Contribution Agreement” means that certain Contribution Agreement, dated as of October 10, 2014, among the General Partner, the Partnership, Cove Point, Dominion Cove Point, Inc., Dominion Gas Projects Company, LLC, Dominion MLP Holding Company, LLC and Cove Point GP Holding Company, LLC, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.

“Conversion Unit” has the meaning assigned to such term in Section 6.1(d)(xiii).

“Cove Point” means Dominion Energy Cove Point LNG, LP.

“Cumulative Common Unit Arrearage” means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of (a) the sum of the Common Unit Arrearages with respect to an Initial Common Unit for each of the Quarters wholly within the Subordination Period ending on or before the last day of such Quarter over (b) the sum of any distributions theretofore made pursuant to Section 6.4(a)(ii) and Section 6.5(b) with respect to an Initial Common Unit (including any distributions to be made in respect of the last of such Quarters).

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).

“Current Market Price” means, in respect of any class of Limited Partner Interests, as of the date of determination, the average of the daily Closing Prices per Limited Partner Interest of such class for the 20 consecutive Trading Days immediately prior to such date.

“Deferred Issuance and Distribution” means both (a) the issuance by the Partnership of a number of additional Common Units that is equal to the excess, if any, of (x) 2,625,000 Common Units over (y) the aggregate number, if any, of Common Units actually purchased by and issued to the Underwriters pursuant to the Over-Allotment Option on the Option Closing Date(s), and (b) a reimbursement of preformation capital expenditures in an amount equal to the aggregate amount of cash, if any, contributed by the Underwriters to the Partnership on the Option Closing Date(s) with respect to Common Units issued by the Partnership upon each exercise of the Over-Allotment Option as described in Section 5.2(b), if any.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

“Derivative Instruments” means options, rights, warrants, appreciation rights, tracking, profit and phantom interests and other derivative instruments (other than equity interests in the Partnership) relating to, convertible into or exchangeable for Partnership Interests.

“Disposed of Adjusted Property” has the meaning assigned to such term in Section 6.1(d)(xiv)(B).

“DEI” means Dominion Energy, Inc., a Virginia corporation.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eligible Holder” means a Limited Partner who is not a Non-Eligible Holder.

“Eligible Taxable Holder” means a Person or type of Person whose, or whose owners’, U.S. federal income tax status (or lack of proof of the U.S. federal income tax status) does not, in the determination of the General Partner, create a substantial risk of an adverse effect on the rates that can be charged to customers by any Group Member with respect to assets that are subject to regulation by the Federal Energy Regulatory Commission or similar regulatory body. The General Partner may adopt policies and procedures for determining whether types or categories of Persons are or are not Eligible Taxable Holders. The General Partner may determine that certain Persons, or types or categories of Persons, are Eligible Taxable Holders based on its determination that (a) their U.S. federal income tax status (or lack of proof of U.S. federal income tax status) is unlikely to create a substantial risk of an adverse effect on the rates that can be charged or (b) it is in the best interest of the Partnership to permit such Persons or types or categories of Persons to own Partnership Interests notwithstanding any risk of adverse effect on the rates that can be charged. Any such determination may be changed by the General Partner from time to time in its discretion, and any Limited Partner may be treated as a Non-Eligible Holder notwithstanding that it was in a type or category of Persons determined by the General Partner to be Eligible Taxable Holders at the time such Limited Partner acquired its Limited Partner Interest.

“Estimated Incremental Quarterly Tax Amount” has the meaning assigned to such term in Section 6.9.

“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (i) in the case of a Revaluation Event that includes the issuance of Common Units pursuant to a public offering and solely for cash, the price paid for such Common Units (before

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

deduction for any underwriters’ discounts and commissions), or (ii) in the case of any other Revaluation Event, the Closing Price of the Common Units on the date of such Revaluation Event or, if the General Partner determines that a value for the Common Unit other than such Closing Price more accurately reflects the Event Issue Value, the value determined by the General Partner.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Excess Additional Book Basis” has the meaning assigned to such term in the definition of Additional Book Basis Derivative Items.

“Excess Distribution” has the meaning assigned to such term in Section 6.1(d)(iii)(A).

“Excess Distribution Unit” has the meaning assigned to such term in Section 6.1(d)(iii)(A).

“Expansion Capital Expenditures” means cash expenditures (including transaction expenses) for Capital Improvements, and shall not include Maintenance Capital Expenditures or Investment Capital Expenditures. Expansion Capital Expenditures shall include interest payments (including periodic net payments under related interest rate swap agreements) and related fees on Construction Debt and paid in respect of the Construction Period. Where cash expenditures are made in part for Expansion Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each.

“Final Subordinated Units” has the meaning assigned to such term in Section 6.1(d)(x)(A).

“First Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(c)(i)(E).

“First Target Distribution” means $0.2013 per Unit per Quarter (or, with respect to periods of less than a full fiscal quarter, it means the product of such amount multiplied by a fraction of which the numerator is the number of days in such period, and the denominator is the total number of days in such fiscal quarter), subject to adjustment in accordance with Section 5.10, Section 6.6 and Section 6.9.

“Fully Diluted Weighted Average Basis” means, when calculating the number of Outstanding Units for any period, the sum of (1) the weighted average number of Outstanding Units during such period plus (2) all Partnership Interests and Derivative Instruments (a) that are convertible into or exercisable or exchangeable for Units or for which Units are issuable, in each case that are senior to or pari passu with the Subordinated Units, (b) whose conversion, exercise or exchange price is less than the Current Market Price on the date of such calculation, (c) that may be converted into or exercised or exchanged for such Units prior to or during the Quarter immediately following the end of the period for which the calculation is being made without the satisfaction of any contingency beyond the control of the holder other than the payment of consideration and the compliance with administrative mechanics applicable to such conversion,

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exercise or exchange and (d) that were not converted into or exercised or exchanged for such Units during the period for which the calculation is being made; provided, however, that for purposes of determining the number of Outstanding Units on a Fully Diluted Weighted Average Basis when calculating whether the Subordination Period has ended or the Subordinated Units are entitled to convert into Common Units pursuant to Section 5.6, such Partnership Interests and Derivative Instruments shall be deemed to have been Outstanding Units only for the four Quarters that comprise the last four Quarters of the measurement period; provided, further, that if consideration will be paid to any Group Member in connection with such conversion, exercise or exchange, the number of Units to be included in such calculation shall be that number equal to the difference between (i) the number of Units issuable upon such conversion, exercise or exchange and (ii) the number of Units that such consideration would purchase at the Current Market Price.

“General Partner” means Dominion Energy Midstream GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in their capacities as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the management and ownership interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest held by it) and includes any and all rights, powers and benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement. The General Partner Interest does not include any rights to profits or losses or any rights to receive distributions from operations or upon the liquidation or winding-up of the Partnership.

“Good Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such determination, action or omission was not taken in Bad Faith.

“Gross Liability Value” means, with respect to any Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Group” means two or more Persons that with or through any of their respective Affiliates or Associates have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.

“Hedge Contract” means any exchange, swap, forward, cap, floor, collar, option or other similar agreement or arrangement entered into for the purpose of reducing the exposure of the Partnership Group to fluctuations in the price of hydrocarbons, interest rates, basis differentials or currency exchange rates in their operations or financing activities, in each case, other than for speculative purposes.

“Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).

“IDR Reset Common Unit” has the meaning assigned to such term in Section 5.10(a).

“IDR Reset Election” has the meaning assigned to such term in Section 5.10(a).

“Incentive Distribution Right” means a Limited Partner Interest having the rights and obligations specified with respect to Incentive Distribution Rights in this Agreement.

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Section 6.4.

“Incremental Income Taxes” has the meaning assigned to such term in Section 6.9.

“Indemnified Persons” has the meaning assigned to such term in Section 7.12(c).

“Indemnitee” means (a) any General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of any Group Member, a General Partner, any Departing General Partner or any of their respective Affiliates, (e) any Person who is or was serving at the request of a General Partner, any Departing General Partner or any of their respective Affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary or similar duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (f) any Person who controls a General Partner or Departing General Partner and (g) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement because such Person’s service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the Partnership Group’s business and affairs.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial Distribution Period” has the meaning assigned to such term in Section 5.11(b)(i)(A).

“Initial Limited Partners” means the Organizational Limited Partner (with respect to the Common Units and Subordinated Units received by it as described in Section 5.1), the General Partner (with respect to the Incentive Distribution Rights received by it as described in Section 5.1) and the Underwriters, in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement, including any offer and sale of Common Units pursuant to the exercise of the Over-Allotment Option.

“Initial Unit Price” means (a) with respect to the Common Units and the Subordinated Units, the initial public offering price per Common Unit at which the Underwriters first offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, including sales of debt securities and other incurrences of indebtedness for borrowed money, by any Group Member, other than Working Capital Borrowings; (b) sales of equity interests of any Group Member (including the Common Units sold to the Underwriters pursuant to the Underwriting Agreement) and (c) sales or other dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements.

“Investment Capital Expenditures” means capital expenditures other than Maintenance Capital Expenditures and Expansion Capital Expenditures.

“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.

“Limited Partner” means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Series A Preferred Units, Common Units, Subordinated Units, Incentive Distribution Rights or other Partnership Interests or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner hereunder.

“Liquefaction Project” means the natural gas export/liquefaction facility currently under development by Cove Point.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidation Gain” has the meaning set forth in the definition of Net Termination Gain.

“Liquidation Loss” has the meaning set forth in the definition of Net Termination Loss.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“LTIP” means benefit plans, programs and practices adopted by the General Partner pursuant to Section 7.5(c).

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the replacement, improvement or expansion of the assets owned by any Group Member or for the acquisition of existing, or the construction or development of new, assets) made to maintain the long-term operating capacity or operating income of the Partnership Group.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Minimum Quarterly Distribution” means $0.1750 per Unit per Quarter (or with respect to periods of less than a full fiscal quarter, it means the product of such amount multiplied by a fraction of which the numerator is the number of days in such period and the denominator is the total number of days in such fiscal quarter), subject to adjustment in accordance with Section 5.10, Section 6.6 and Section 6.9.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) (or successor to such Section) of the Securities Exchange Act) that the General Partner shall designate as a National Securities Exchange for purposes of this Agreement.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any Liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.4(d)(ii)) at the time such property is distributed, reduced by any Liabilities either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

“Net Income” means, for any taxable period, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.4 but shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xiv).

“Net Loss” means, for any taxable period, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.4 but shall not include any items specially allocated under Section 6.1(d); provided, that the determination of the items that have been specially allocated under Section 6.1(d) shall be made without regard to any reversal of such items under Section 6.1(d)(xiv).

“Net Positive Adjustments” means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

“Net Termination Gain” means, as applicable, (a) the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.4) that are recognized (i) after the Liquidation Date (“Liquidation Gain”) or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group) (“Sale Gain”), or (b) the excess, if any, of the aggregate amount of Unrealized Gain over the aggregate amount of Unrealized Loss deemed recognized by the Partnership pursuant to Section 5.4(d) on the date of a Revaluation Event (“Revaluation Gain”); provided, however, the items included in the determination of Net Termination Gain shall not include any items of income, gain or loss specially allocated under Section 6.1(d); and provided,

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further, that Sale Gain shall not include any items of income, gain, loss or deduction that are recognized during any portion of the taxable period during which such Sale Gain occurs other than those included in Sale Gain, and Revaluation Gain shall not include any items of income, gain, loss or deduction that are recognized during any portion of the taxable period during which such Revaluation Gain occurs.

“Net Termination Loss” means, as applicable, (a) the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.4) that are recognized (i) after the Liquidation Date (“Liquidation Loss”) or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group) (“Sale Loss”), or (b) the excess, if any, of the aggregate amount of Unrealized Loss over the aggregate amount of Unrealized Gain deemed recognized by the Partnership pursuant to Section 5.4(d) on the date of a Revaluation Event(“Revaluation Loss”); provided, however, items included in the determination of Net Termination Loss shall not include any items of income, gain or loss specially allocated under Section 6.1(d); and provided, further, that Sale Loss shall not include any items of income, gain, loss or deduction that are recognized during any portion of the taxable period during which such Sale Loss occurs other than those included in Sale Loss, and Revaluation Loss shall not include any items of income, gain, loss or deduction that are recognized during any portion of the taxable period during which such Revaluation Loss occurs.

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Non-Eligible Holder” means a Limited Partner who is (a) not an Eligible Taxable Holder or (b) whose nationality, citizenship or other related status creates, in the determination of the General Partner, a substantial risk of cancellation or forfeiture as described in Section 4.8(f).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 6.2(b) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Operating Expenditures” means all Partnership Group cash expenditures (or, subject to Section 8.1(c), the Partnership’s proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, reimbursements of expenses of the General Partner and its Affiliates, payments made under any Hedge Contracts, officer compensation, repayment of Working Capital Borrowings, interest and principal payments on indebtedness and capital expenditures, subject to the following:

(a)    repayments of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of “Operating Surplus” shall not constitute Operating Expenditures when actually repaid;

(b)    payments (including prepayments and prepayment penalties and the purchase price of indebtedness that is repurchased and cancelled) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

(c)    Operating Expenditures shall not include (i) Expansion Capital Expenditures, (ii) Investment Capital Expenditures, (iii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (iv) distributions to Partners, (v) repurchases of Partnership Interests, other than repurchases of Partnership Interests to satisfy obligations under employee benefit plans, or reimbursements of expenses of the General Partner for such purchases or (vi) any expenditures using the proceeds of the Initial Offering as described under “Use of Proceeds” in the Registration Statement. Where cash expenditures are made in part for Maintenance Capital Expenditures and in part for other purposes, the General Partner shall determine the allocation between the amounts paid for each; and

(d)    (i) payments made in connection with the initial purchase of any Hedge Contract shall be amortized over the life of such Hedge Contract and (ii) payments made in connection with the termination of any Hedge Contract prior to its scheduled settlement or termination date shall be included in equal quarterly installments over what would have been the remaining scheduled term of such Hedge Contract had it not been so terminated.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

(a)    the sum of (i) $45.0 million, (ii) all cash receipts of the Partnership Group (or, subject to Section 8.1(c), the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date and ending on the last day of such period, but excluding cash receipts from Interim Capital Transactions and provided that cash receipts from the termination of any Hedge Contract prior to its scheduled settlement or termination date shall be included in equal quarterly installments over what would have been the remaining scheduled life of such Hedge Contract had it not been so terminated, and (iii) the amount of cash distributions paid in respect of Construction Equity (and incremental Incentive Distributions in respect thereof) and paid in respect of the Construction Period, less

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

(b)    the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period; (ii) the amount of cash reserves established by the General Partner (or, subject to Section 8.1(c), the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) to provide funds for future Operating Expenditures; (iii) all Working Capital Borrowings not repaid within twelve (12) months after having been incurred or repaid within such twelve month period with the proceeds of additional Working Capital Borrowings and (iv) any cash loss realized on disposition of an Investment Capital Expenditure;

provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member), cash received or cash reserves established, increased or reduced after the end of such period but on or before the date on which cash or cash equivalents will be distributed with respect to such period shall be deemed to have been made, received, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, (x) “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero; and (y) cash receipts from an Investment Capital Expenditure shall be treated as cash receipts only to the extent they are a return on principal, but in no event shall a return of principal be treated as cash receipts.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

“Option Closing Date” means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

“Organizational Limited Partner” means Dominion MLP Holding Company, LLC, in its capacity as the organizational limited partner of the Partnership.

“Outstanding” means, with respect to Partnership Interests, all Partnership Interests that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Partnership Interests of any class, none of the Partnership Interests owned by such Person or Group shall be entitled to be voted on any matter or be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Interests so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Interests shall not, however, be treated as a separate class of Partnership Interests for purposes of this Agreement or the Delaware Act); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Partnership Interests of any class directly from the General Partner or its Affiliates (other than the Partnership), (ii) any Person or Group who acquired 20% or more

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of the Partnership Interests of any class directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (iii) any Person or Group who acquired 20% or more of any Partnership Interests issued by the Partnership provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (iv) the Series A Purchasers with respect to their ownership (beneficial or record) of the Series A Preferred Units or Series A Conversion Units or (v) any Series A Preferred Unitholder in connection with any vote, consent or approval of the Series A Preferred Unitholders as a separate class; provided, further, however, that Restricted Common Units shall not be treated as Outstanding for purposes of Section 6.1.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Dominion Energy Midstream Partners, LP, a Delaware limited partnership.

“Partnership Group” means, collectively, the Partnership and its Subsidiaries.

“Partnership Interest” means any class or series of equity interest (or, in the case of the General Partner, management interest) in the Partnership, which shall include any General Partner Interest and Limited Partner Interests but shall exclude all Derivative Instruments.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Partnership Restructuring Event” means (i) any merger of the Partnership with another partnership, so long as, immediately following such transaction, DEI or one or more of its Affiliates owns directly or indirectly more than 50% of the voting equity of the general partner of the resulting entity or sufficient voting equity to elect a majority of the general partner of the resulting entity’s directors, trustees or other Persons serving in a similar capacity for such general partner and the common equity of the resulting entity remains listed or admitted to trading on a National Securities Exchange following such transaction; (ii) any restructuring,

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simplification or similar transaction or series of transactions that modifies, eliminates or otherwise restructures the General Partner Interest, the Incentive Distribution Rights or the equity interests of the General Partner or its Affiliates; provided that the principal parties thereto are the Partnership and DEI and/or their respective Affiliates and the common equity of the Partnership or its successor entity remains listed on a National Securities Exchange following such transaction and such transaction does not otherwise constitute a Series A Change of Control; and (iii) any initial public offering directly or indirectly involving the equity interests of the General Partner and/or the General Partner Interest or the Incentive Distribution Rights, so long as, in each case, immediately following such transaction, DEI or one or more of its Affiliates owns directly or indirectly more than 50% of the voting equity of the General Partner or any resulting entity, if applicable, or sufficient voting equity to elect a majority of the resulting entity’s directors, trustees or other Persons serving in a similar capacity for such entity.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any class of Units held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

“Percentage Interest” means as of any date of determination and as to any Unitholder with respect to Units (other than with respect to the Series A Preferred Units), the quotient obtained by dividing (A) the number of Units (excluding Series A Preferred Units) held by such Unitholder by (B) the total number of Outstanding Units (excluding Series A Preferred Units). The Percentage Interest with respect to the General Partner Interest, an Incentive Distribution Right, and a Series A Preferred Unit shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Privately Placed Units” means any Common Units issued for cash or property other than pursuant to a public offering.

“Pro Rata” means when used with respect to (a) Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, (b) Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests, (c) holders of Incentive Distribution Rights, apportioned among all holders of Incentive Distribution Rights in accordance with the relative number or percentage of Incentive Distribution Rights held by each such holder and (d) Series A Preferred Unitholders, apportioned among all Series A Preferred Unitholders in accordance with the relative number or percentage of Series A Preferred Units held by each such Series A Preferred Unitholder.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or, with respect to the fiscal quarter of the Partnership in which the Closing Date occurs, the portion of such fiscal quarter after the Closing Date.

“Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means (a) with respect to any class of Partnership Interests for which a Transfer Agent has been appointed, the Person in whose name a Partnership Interest of such class is registered on the books of the Transfer Agent as of the closing of business on a particular Business Day, or (b) with respect to other classes of Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the closing of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-194864) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Remaining Net Positive Adjustments” means as of the end of any taxable period, (i) with respect to the Unitholders, the excess of (a) the Net Positive Adjustments of the Unitholders as of the end of such period over (b) the sum of those Unitholders’ Share of Additional Book Basis Derivative Items for each prior taxable period and (ii) with respect to the holders of Incentive Distribution Rights, the excess of (a) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (b) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), Section 6.1(d)(ii), Section 6.1(d)(iv), Section 6.1(d)(v), Section 6.1(d)(vi), Section 6.1(d)(vii) or Section 6.1(d)(ix).

“Reset MQD” has the meaning assigned to such term in Section 5.10(a).

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“Reset Notice” has the meaning assigned to such term in Section 5.10(b).

“Restricted Common Unit” means a Common Unit that was granted to the holder thereof in connection with such holder’s performance of services for the Partnership and (i) that remains subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code and (ii) with respect to which no election was made pursuant to Section 83(b) of the Code. As set forth in the final proviso in the definition of “Outstanding,” Restricted Common Units are not treated as Outstanding for purposes of Section 6.1. Upon the lapse of the “substantial risk of forfeiture” with respect to a Restricted Common Unit, for U.S. federal income tax purposes such Common Unit will be treated as having been newly issued in consideration for the performance of services and will thereafter be considered to be Outstanding for purposes of Section 6.1.

“Revaluation Event” means an event that results in adjustment of the Carrying Value of each Partnership property pursuant to Section 5.4(d).

“Revaluation Gain” has the meaning set forth in the definition of Net Termination Gain.

“Revaluation Loss” has the meaning set forth in the definition of Net Termination Loss.

“Sale Gain” has the meaning set forth in the definition of Net Termination Gain.

“Sale Loss” has the meaning set forth in the definition of Net Termination Loss.

“Second Liquidation Target Amount” has the meaning assigned to such term in Section 6.1(c)(i)(F).

“Second Target Distribution” means $0.2188 per Unit per Quarter (or, with respect to periods of less than a full fiscal quarter, it means the product of such amount multiplied by a fraction of which the numerator is the number of days in such period, and the denominator is the total number of days in such fiscal quarter), subject to adjustment in accordance with Section 5.10, Section 6.6 and Section 6.9.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Series A Cash COC Event” means a Series A Change of Control involving a payment of consideration directly to the holders of Common Units of the Partnership, and more than 90% of such consideration is cash.

“Series A Change of Control” means the occurrence of any of the following:

(a)    the acquisition, directly or indirectly (including by merger), of 50% or more of the voting interests of the General Partner or the General Partner Interest (as measured by voting

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power rather than the number of shares, units or the like) by a Person or group that is not an Affiliate of DEI as of the Series A Issuance Date if such acquisition gives such Person or group the right to elect half or more of the members of the Board of Directors;

(b)    any sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership and its subsidiaries, taken as a whole;

(c)    the Common Units are no longer listed or admitted to trading on a National Securities Exchange;

(d)    any transaction pursuant to which DEI or any of its Affiliates (other than the Partnership or any of its Subsidiaries) would acquire (i) all of the Partnership’s outstanding Common Units or (ii) all or substantially all of the assets of the Partnership and its Subsidiaries, in each case, by way of merger, consolidation or otherwise (including any such transaction undertaken pursuant to Section 15.1); or

(e)    the removal of the General Partner as general partner of the Partnership by the Limited Partners of the Partnership, except where the successor General Partner is an Affiliate of DEI;

provided, however, that, for the sake of clarity, any Partnership Restructuring Event will be deemed not to constitute a Series A Change of Control.

“Series A COC Conversion Premium” means (a) on or prior to the first anniversary of the Series A Issuance Date, 115%, (b) after the first anniversary but on or prior to the second anniversary of the Series A Issuance Date, 110%, (c) after the second anniversary of the Series A Issuance Date but on or prior to the third anniversary of the Series A Issuance Date, 105%, or (d) after the third anniversary of the Series A Issuance Date, 101%.

“Series A COC Conversion Rate” means a conversion ratio equal to the greater of (a) the then applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible) and (b) the quotient of (i) the sum of (x) the product of (A) the sum of (aa) the Series A Issue Price, plus (bb) all Series A Unpaid Distributions on the applicable Series A Preferred Unit, multiplied by (B) the Series A COC Conversion Premium plus (y) Series A Partial Period Distributions on the applicable Series A Preferred Unit, divided by (ii) the Average VWAP for the 20 consecutive Trading Days ending immediately prior to the execution of definitive documentation relating to the Series A Change of Control.

“Series A Conversion Date” has the meaning assigned to such term in Section 5.11(b)(vi)(D).

“Series A Conversion Notice” has the meaning assigned to such term in Section 5.11(b)(vi)(C)(1).

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“Series A Conversion Notice Date” has the meaning assigned to such term in Section 5.11(b)(vi)(C)(1).

“Series A Conversion Rate” means, as adjusted pursuant to Section 5.11(b)(vi)(E), the number of Common Units issuable upon the conversion of each Series A Preferred Unit, which shall be the quotient of (a) the sum of (i) the Series A Issue Price, plus (ii) any Series A Unpaid Distributions on the applicable Series A Preferred Unit, plus (iii) for purposes of the definition of “Series A COC Conversion Rate,” any Series A Partial Period Distributions on the applicable Series A Preferred Unit, divided by (b) the Series A Issue Price.

“Series A Conversion Unit” means a Common Unit issued upon conversion of a Series A Preferred Unit pursuant to Section 5.11(b)(vi). Immediately upon such issuance, each Series A Conversion Unit shall be considered a Common Unit for all purposes hereunder.

“Series A Converting Unitholder” means a Series A Preferred Unitholder (i) who has delivered a Series A Conversion Notice to the Partnership in accordance with Section 5.11(b)(vi)(C)(1) or (ii) to whom the Partnership has delivered a Series A Forced Conversion Notice in accordance with Section 5.11(b)(vi)(C)(2).

“Series A Distribution Amount” means (a) with respect to any Quarter ending on or before December 1, 2018, an amount per Quarter per Series A Preferred Unit equal to $0.313445, and (b) with respect to any Quarter ending after December 1, 2018, an amount per Quarter per Series A Preferred Unit equal to the greater of (i) the amount set forth in clause (a) and (ii) the amount of distributions for such Quarter that would have been payable with respect to a Series A Preferred Unit if such Series A Preferred Unit had converted immediately prior to the Record Date for such Quarter in respect of which such distributions are being paid into the number of Common Unit(s) into which such Series A Preferred Unit would be convertible at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible); provided, however, that the Series A Distribution Amount for the Quarter ending December 31, 2016 shall be prorated for such period, commencing on the Series A Issuance Date and ending on, and including, the last day of such Quarter; provided, further, that if, at any time after December 1, 2019 the conditions set forth in Section 5.11(b)(vi)(B)(1) are satisfied, regardless of whether the Partnership shall have exercised its option to convert all or any portion of the Series A Preferred Units then Outstanding into Common Units pursuant to Section 5.11(b)(vi)(B), the Series A Distribution Amount shall mean, with respect to each Quarter thereafter, an amount per Quarter per Series A Preferred Unit equal to the greater of (A) the amount of per-Unit distributions for the Quarter immediately preceding the date on which such conditions are first satisfied that would have been payable with respect to a Series A Preferred Unit if such Series A Preferred Unit had converted on the Record Date for such immediately preceding Quarter into the number of Common Units into which such Series A Preferred Unit would have been convertible at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units were then convertible) and (B) the amount set forth in clause (a) above.

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“Series A Distribution Payment Date” has the meaning assigned to such term in Section 5.11(b)(i)(A).

“Series A Forced Conversion Notice” has the meaning assigned to such term in Section 5.11(b)(vi)(C)(2).

“Series A Forced Conversion Notice Date” has the meaning assigned to such term in Section 5.11(b)(vi)(C)(2).

“Series A Issuance Date” means December 1, 2016.

“Series A Issue Price” means $26.395375 per Series A Preferred Unit.

“Series A Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests and distributions upon liquidation of the Partnership, ranks junior to the Series A Preferred Units, including Common Units, Subordinated Units and Incentive Distribution Rights, but excluding any Series A Parity Securities and Series A Senior Securities and excluding the General Partner Interest.

“Series A Liquidation Value” means the amount equal to the sum of (i) the Series A Issue Price, plus (ii) all Series A Unpaid Distributions, plus (iii) Series A Partial Period Distributions, in each case, with respect to the applicable Series A Preferred Unit.

“Series A Parity Equivalent Units” has the meaning assigned to such term in Section 5.11(b)(iii).

“Series A Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks pari passu with (but not senior to) the Series A Preferred Units, but excluding the General Partner Interest.

“Series A Partial Period Distributions” means, with respect to a conversion or redemption of Series A Preferred Units or a liquidation, (a) an amount equal to the Series A Distribution Amount multiplied by a fraction, the numerator of which is the number of days elapsed in the Quarter in which such conversion, redemption or liquidation occurs and the denominator of which is the total number of days in such Quarter, plus (b) to the extent such conversion, redemption or liquidation occurs prior to the Series A Distribution Payment Date in respect of the Quarter immediately preceding such conversion, redemption or liquidation, an amount equal to the Series A Distribution Amount.

“Series A PIK Payment Date” has the meaning assigned to such term in Section 5.11(b)(i)(F).

“Series A PIK Units” means any Series A Preferred Units issued pursuant to a Series A Quarterly Distribution in accordance with Section 5.11(b)(i)(A).

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“Series A Preferred Unitholder” means a Record Holder of Series A Preferred Units.

“Series A Preferred Units” has the meaning assigned to such term in Section 5.11(a).

“Series A Purchase Agreement” means the Series A Preferred Unit and Common Unit Purchase Agreement, dated as of October 27, 2016, by and among the Partnership and the Series A Purchasers, as may be amended from time to time.

“Series A Purchasers” means (a) those Persons set forth on Schedule A to the Series A Purchase Agreement and (b) any Person who subsequently purchases any Series A Preferred Units issued in accordance with Section 5.11(b)(iv).

“Series A Quarterly Distribution” has the meaning assigned to such term in Section 5.11(b)(i)(A).

“Series A Required Voting Percentage” means 75% or more of the outstanding Series A Preferred Units voting separately as a class.

“Series A Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks senior to the Series A Preferred Units, but excluding the General Partner Interest.

“Series A Substantially Equivalent Unit” has the meaning assigned to such term in Section 5.11(b)(vii)(B)(2).

“Series A Unpaid Distributions” has the meaning assigned to such term in Section 5.11(b)(i)(B).

“Share of Additional Book Basis Derivative Items” means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (i) with respect to the Unitholders, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders’ Remaining Net Positive Adjustments as of the end of such taxable period bears to the Aggregate Remaining Net Positive Adjustments as of that time and (ii) with respect to the holders of Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the holders of the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

“Special Approval” means approval by a majority of the members of the Conflicts Committee or, if the Conflicts Committee has only one member, the sole member of the Conflicts Committee.

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“Stonepeak” means Stonepeak Commonwealth Holdings LLC, a Delaware limited liability company.

“Subordinated Unit” means a Partnership Interest having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term “Subordinated Unit” does not refer to or include a Common Unit. A Subordinated Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Subordination Period” means the period commencing on the Closing Date and ending on the first to occur of the following dates:

(a)    the first Business Day following the distribution pursuant to Section 6.3(a) in respect of any Quarter beginning with the Quarter ending June 30, 2018 in respect of which (i) (A) aggregate distributions from Operating Surplus on the Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to each of the three consecutive, non-overlapping four-Quarter periods immediately preceding such Business Day equaled or exceeded the sum of the Minimum Quarterly Distribution on all such Outstanding Common Units, Subordinated Units and other Outstanding Units in each respective period and (B) the Adjusted Operating Surplus for each of such periods equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during each such period on a Fully Diluted Weighted Average Basis, and (ii) there are no Cumulative Common Unit Arrearages;

(b)    the first Business Day following the date the following conditions are satisfied (i) the Liquefaction Project Commences Commercial Service and Cove Point is able to provide liquefied natural gas processing services, (ii) at least 50% of the Liquefaction Project’s available capacity is contracted pursuant to one or more long term service agreements under which Cove Point has begun receiving reservation or other payments in connection with its obligations to provide, or for the actual provision of, such services, (iii) (A) aggregate distributions from Operating Surplus on the Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to each of the two consecutive, non-overlapping four-Quarter periods ending December 31, 2016 equaled or exceeded the sum of the Minimum Quarterly Distribution on all such Outstanding Common Units, Subordinated Units and other Outstanding Units in each respective period and (B) the Adjusted Operating Surplus for such periods equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units, Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during each such period on a Fully Diluted Weighted Average Basis, (iv) aggregate distributions from Operating Surplus on the Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to each completed Quarter commencing after December 31, 2016 equaled or exceeded the sum of the Minimum Quarterly Distribution on all such Outstanding Common Units, Subordinated Units and other Outstanding Units in each such Quarter and (v) there are no Cumulative Common Unit Arrearages; or

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(c)    the first Business Day following the distribution pursuant to Section 6.3(a) in respect of any Quarter ending on or after June 30, 2018 in respect of which (i) (A) aggregate distributions from Operating Surplus on the Outstanding Common Units and Subordinated Units and any other Outstanding Units that are senior or equal in right of distribution to the Subordinated Units with respect to the four-Quarter period immediately preceding such Business Day, equaled or exceeded 150% of the Minimum Quarterly Distribution on all such Outstanding Common Units, Subordinated Units and other Outstanding Units and (B) the Adjusted Operating Surplus for such period equaled or exceeded 150% of the sum of the Minimum Quarterly Distribution on all of the Common Units and Subordinated Units and any other Units that are senior or equal in right of distribution to the Subordinated Units that were Outstanding during such period on a Fully Diluted Weighted Average Basis and the corresponding Incentive Distributions and (ii) there are no Cumulative Common Unit Arrearages.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership on the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b)(ii).

“Target Distribution” means each of the Minimum Quarterly Distribution, the First Target Distribution, Second Target Distribution and Third Target Distribution.

“Tax Eligibility Certificate” means a certificate the General Partner may request a Limited Partner to execute as to such Limited Partner’s (or such Limited Partner’s owners’) federal income tax status for the purpose of determining whether such Limited Partner is a Non-Eligible Holder.

“Third Target Distribution” means $0.2625 per Unit per Quarter (or, with respect to periods of less than a full fiscal quarter, it means the product of such amount multiplied by a fraction of which the numerator is the number of days in such period, and the denominator is the total number of days in such fiscal quarter), subject to adjustment in accordance with Section 5.10, Section 6.6 and Section 6.9.

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“Trading Day” means a day on which the principal National Securities Exchange on which the referenced Partnership Interests of any class are listed or admitted to trading is open for the transaction of business or, if such Partnership Interests are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as may be appointed from time to time by the Partnership to act as registrar and transfer agent for any class of Partnership Interests; provided, that if no Transfer Agent is specifically designated for any class of Partnership Interests, the General Partner shall act in such capacity.

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of October 14, 2014, among the Underwriters, the Partnership, the General Partner and the other parties thereto, providing for the purchase of Common Units by the Underwriters.

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Series A Preferred Units, Common Units and Subordinated Units but shall not include (i) the General Partner Interest or (ii) Incentive Distribution Rights.

“Unit Majority” means (i) during the Subordination Period, a majority of the Outstanding Common Units (excluding Common Units whose voting power is, for purposes of the applicable matter for which a vote of Unitholders is being taken, beneficially owned by the General Partner or its Affiliates), voting as a class, and a majority of the Outstanding Subordinated Units, voting as a class, (ii) after the end of the Subordination Period, a majority of the Outstanding Common Units and (iii) at least a majority of the Outstanding Series A Preferred Units (as described in Section 5.11(b)(ii)(A)) and Outstanding Common Units, voting as a single class.

“Unitholders” means the Record Holders of Units.

“Unpaid MQD” has the meaning assigned to such term in Section 6.1(c)(i)(C).

“Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.4(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date).

“Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.4(d)).

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“Unrecovered Initial Unit Price” means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision, or combination of such Units.

“Unrestricted Person” means (a) each Indemnitee, (b) each Partner, (c) each Person who is or was a member, partner, director, officer, employee or agent of any Group Member, a General Partner or any Departing General Partner or any Affiliate of any Group Member, a General Partner or any Departing General Partner and (d) any Person the General Partner designates as an “Unrestricted Person” for purposes of this Agreement.

“U.S.” means United States of America.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“VWAP” per Common Unit on any Trading Day shall mean the per Common Unit volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DM <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one Common Unit on such Trading Day as reported on the New York Stock Exchange’s website or the website of the National Securities Exchange upon which the Common Units are listed). If the VWAP cannot be calculated for the Common Units on a particular date on any of the foregoing bases, the VWAP of the Common Units on such date shall be the fair market value as determined in good faith by the Partnership in a commercially reasonable manner.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners, made pursuant to a credit facility, commercial paper facility or other similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within 12 months from sources other than additional Working Capital Borrowings.

Section 1.2    Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” and

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“hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The General Partner has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the General Partner and any action taken pursuant thereto and any determination made by the General Partner in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.

ARTICLE II

ORGANIZATION

Section 2.1    Formation. The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the 2017 Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.

Section 2.2    Name. The name of the Partnership shall be “Dominion Energy Midstream Partners, LP.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “LP,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 120 Tredegar Street, Richmond, Virginia 23219, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 120 Tredegar Street, Richmond, Virginia 23219, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4    Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and

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dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner, in its sole discretion, and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would be reasonably likely to cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may, in its sole discretion, decline to propose or approve, the conduct by the Partnership Group of any business.

Section 2.5    Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6    Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.7    Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership or one or more of the Partnership’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

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ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1    Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2    Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. No action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall be considered participating in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) nor shall any such action affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3    Outside Activities of the Limited Partners. Subject to the provisions of Section 7.6, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, each Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

Section 3.4    Rights of Limited Partners.

(a)    Each Limited Partner shall have the right, for a purpose that is reasonably related, as determined by the General Partner, to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense, to obtain:

(i)    true and full information regarding the status of the business and financial condition of the Partnership (provided, that the requirements of this Section 3.4(a)(i) shall be satisfied if the Limited Partner is furnished the Partnership’s most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the Commission pursuant to Section 13 of the Exchange Act);

(ii)    a current list of the name and last known business, residence or mailing address of each Record Holder; and

(iii)    a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

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(b)    The rights pursuant to Section 3.4(a) replace in their entirety any rights to information provided for in Section 17-305(a) of the Delaware Act and each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have any rights as Partners to receive any information either pursuant to Section 17-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.4(a).

(c)    The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

(d)    Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Act, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;

REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1    Certificates. Notwithstanding anything to the contrary herein, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests, Partnership Interests shall not be evidenced by certificates. Any Certificates that are issued shall be executed on behalf of the Partnership by the Chairman of the Board, Chief Executive Officer, any Executive Vice President or any Senior Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. No Certificate for a class of Partnership Interests shall be valid for any purpose until it has been countersigned by the Transfer Agent for such class of Partnership Interests; provided, however, that if the General Partner elects to cause the Partnership to issue Partnership Interests of such class in global form, the Certificate shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Partnership Interests have been duly registered in accordance with the directions of the Partnership. Subject to the requirements of Section 6.7(c), if Common Units are

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evidenced by Certificates, on or after the date on which Subordinated Units are converted into Common Units, the Record Holders of such Subordinated Units (i) if the Subordinated Units are evidenced by Certificates, may exchange such Certificates for Certificates evidencing Common Units or (ii) if the Subordinated Units are not evidenced by Certificates, shall be issued Certificates evidencing Common Units.

Section 4.2    Mutilated, Destroyed, Lost or Stolen Certificates.

(a)    If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Interests as the Certificate so surrendered.

(b)    The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)    makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)    requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)    if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)    satisfies any other reasonable requirements imposed by the General Partner or the Transfer Agent.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after such Limited Partner has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c)    As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

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Section 4.3    Record Holders. The Partnership and the General Partner shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be (a) the Record Holder of such Partnership Interest and (b) bound by this Agreement and shall have the rights and obligations of a Partner hereunder as, and to the extent, provided herein.

Section 4.4    Transfer Generally.

(a)    The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall mean a transaction by which the holder of a Partnership Interest assigns such Partnership Interest to another Person who is or becomes a Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, excluding a pledge, encumbrance, hypothecation or mortgage but including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)    No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be, to the fullest extent permitted by law, null and void.

(c)    Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of any Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in such Partner and the term “transfer” shall not mean any such disposition.

Section 4.5    Registration and Transfer of Limited Partner Interests.

(a)    The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests.

(b)    The Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax

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or other governmental charge that may be imposed with respect thereto. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions hereof, the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Certificates evidencing Limited Partner Interests, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(c)    By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 4.5 and except as provided in Section 4.8, each transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) acknowledges and agrees to the provisions of Section 10.1(a).

(d)    Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable.

(e)    The General Partner and its Affiliates shall have the right at any time to transfer their Subordinated Units, Common Units and Incentive Distribution Rights to one or more Persons.

Section 4.6    Transfer of the General Partner’s General Partner Interest.

(a)    Subject to Section 4.6(b), the General Partner may at its option transfer all or any part of its General Partner Interest without approval from any other Partner.

(b)    Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability under the Delaware Act of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest held by the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

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Section 4.7    Restrictions on Transfers.

(a)    Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b)    The General Partner may impose restrictions on the transfer of Partnership Interests if it determines, with the advice of counsel, that such restrictions are necessary or advisable to (i) avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes or (ii) preserve the uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of a majority of the Outstanding Limited Partner Interests of such class.

(c)    Nothing contained in this Agreement, other than Section 4.7(a), shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

Section 4.8    Tax Eligibility Certificates; Non-Eligible Holders.

(a)    The General Partner may upon demand or on a regular basis require Limited Partners, and transferees of Limited Partner Interests in connection with a transfer, to execute a Tax Eligibility Certificate or provide other information as is necessary for the General Partner to determine if any such Limited Partners or transferees are Non-Eligible Holders.

(b)    If any Limited Partner fails to furnish to the General Partner within a reasonable period requested proof of its (and its owners’) status as an Eligible Holder, or if upon receipt of such Tax Eligibility Certificate or other requested information the General Partner determines that a Limited Partner (or its owner) is a Non-Eligible Holder, the Partnership Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9. In addition, the General Partner shall be substituted and treated as the owner of all Partnership Interests owned by a Non-Eligible Holder.

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(c)    The General Partner shall, in exercising voting rights in respect of Partnership Interests held by it on behalf of Non-Eligible Holders, cast such votes in the same manner and in the same ratios as the votes of Partners (including the General Partner and its Affiliates) in respect of Partnership Interests other than those of Non-Eligible Holders are cast.

(d)    Upon dissolution of the Partnership, a Non-Eligible Holder shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-Eligible Holder’s share of any distribution in kind. Such payment and assignment shall be treated for purposes hereof as a purchase by the Partnership from the Non-Eligible Holder of the portion of his Partnership Interest representing his right to receive his share of such distribution in kind.

(e)    At any time after he can and does certify that he has become an Eligible Holder, a Non-Eligible Holder may, upon application to the General Partner, request that with respect to any Partnership Interests of such Non-Eligible Holder not redeemed pursuant to Section 4.9, such Non-Eligible Holder be admitted as a Partner, and upon approval of the General Partner, such Non-Eligible Holder shall be admitted as a Partner and shall no longer constitute a Non-Eligible Holder and the General Partner shall cease to be deemed to be the owner in respect of such Non-Eligible Holder’s Partnership Interests.

(f)    If at any time the General Partner determines, with the advice of counsel, that any Group Member is subject to any federal, state or local law or regulation that would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or, if relevant, its owner(s), then the General Partner may adopt such amendments to this Agreement as it determines to be necessary or appropriate to obtain such proof of the nationality, citizenship or other related status of the Limited Partners and, if relevant, their owners as the General Partner determines to be necessary or appropriate to eliminate or mitigate the risk of cancellation or forfeiture of any properties or interests therein, including provisions similar to those contained herein for Eligible Taxable Holders.

Section 4.9    Redemption of Partnership Interests of Non-Eligible Holders.

(a)    If at any time a Partner fails to furnish a Tax Eligibility Certificate or other information requested within the period of time specified in amendments adopted pursuant to Section 4.8 or if upon receipt of such Tax Eligibility Certificate, the General Partner determines, with the advice of counsel, that a Partner is a Non-Eligible Holder, the Partnership may, unless the Partner establishes to the satisfaction of the General Partner that such Partner is an Eligible Holder or has transferred his Limited Partner Interests to a Person who is an Eligible Holder and who furnishes a Tax Eligibility Certificate to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Partner as follows:

(i)    The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Partner, at his last address designated on the records of the Partnership or the Transfer Agent, as applicable, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificate evidencing the Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

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(ii)    The aggregate redemption price for Redeemable Interests shall be an amount equal to the lesser of (a) the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Partnership Interests of the class to be so redeemed or (b) the price paid for such Partnership Interests by the Partner, in either case, multiplied by the number of Partnership Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)    The Partner or his duly authorized representative shall be entitled to receive the payment for the Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Partner at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv)    After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b)    The provisions of this Section 4.9 shall also be applicable to Partnership Interests held by a Partner as nominee of a Person determined to be a Non-Eligible Holder.

(c)    Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Partnership Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Partnership Interest certifies to the satisfaction of the General Partner that he is an Eligible Holder. If the transferee fails to make such certification, such redemption will be effected from the transferee on the original redemption date.

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ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1    Organizational Contributions; Contributions by the General Partner and its Affiliates.

(a)    In connection with the formation of the Partnership under the Delaware Act, the General Partner has been admitted as the General Partner of the Partnership. The Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $1,000.00 in the form of a receivable to be settled in cash in exchange for a Limited Partner Interest equal to a 100% Percentage Interest and has been admitted as a Limited Partner of the Partnership. As of the Closing Date, and effective with the admission of another Limited Partner to the Partnership, the interests of the Organizational Limited Partner were redeemed as provided in the Contribution Agreement and the initial Capital Contributions of the Organizational Limited Partner were refunded. One-hundred percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions was allocated and distributed to the Organizational Limited Partner.

(b)    On the Closing Date and pursuant to the Contribution Agreement, the Organizational Limited Partner contributed to the Partnership, as a Capital Contribution, the Contributed Interests (as defined in the Contribution Agreement) in exchange for (i) the issuance to the Organizational Limited Partner of 11,847,789 Common Units, 31,972,789 Subordinated Units, and the right to receive the Deferred Issuance and Distribution and (ii) the issuance to the General Partner of the Incentive Distribution Rights.

Section 5.2    Contributions by Initial Limited Partners.

(a)    On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter contributed cash to the Partnership in exchange for the issuance by the Partnership of Common Units to each Underwriter, all as set forth in the Underwriting Agreement.

(b)    Upon the exercise of the Over-Allotment Option, each Underwriter contributed cash to the Partnership in exchange for the issuance by the Partnership of Common Units to each Underwriter, all as set forth in the Underwriting Agreement.

Section 5.3    Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon liquidation of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

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Section 5.4    Capital Accounts.

(a)    The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions with respect to such Partnership Interest and (ii) all items of Partnership income and gain computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to the Partner with respect to such Partnership Interest, provided that the Capital Account of a Partner shall not be reduced by the amount of any distributions made with respect to Restricted Common Units held by such Partner, and (y) all items of Partnership deduction and loss computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1. For the avoidance of doubt, each Series A Preferred Unit will be treated as a partnership interest in the Partnership that is “convertible equity” within the meaning of Treasury Regulation Section 1.721-2(g)(3), and, therefore, each holder of a Series A Preferred Unit will be treated as a partner in the Partnership. The initial Capital Account balance in respect of each Series A Preferred Unit shall be the Series A Issue Price, as such amount may be adjusted for any reduction attributable to expenses reimbursable under the Series A Purchase Agreement.

(b)    For purposes of computing the amount of any item of income, gain, loss or deduction that is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

(i)    Solely for purposes of this Section 5.4, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement) of all property owned by (x) any other Group Member that is classified as a partnership for U.S. federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for U.S. federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.

(ii)    All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

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(iii)    The computation of all items of income, gain, loss and deduction shall be made (x) except as otherwise provided in this Agreement and Treasury Regulation Section 1.704-1(b)(2)(iv)(m), without regard to any election under Section 754 of the Code that may be made by the Partnership, and (y) as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.

(iv)    To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(v)    In the event the Carrying Value of Partnership property is adjusted pursuant to Section 5.4(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.

(vi)    Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the property’s Carrying Value as of such date.

(vii)    Any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property or Adjusted Property shall be determined under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2).

(viii)    To the extent required by Treasury Regulation Section 1.752-7, the Gross Liability Value of each Liability of the Partnership described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Partnership) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Partnership).

(c)    (i)    Except as otherwise provided in this Section 5.4(c), a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(ii)    Subject to Section 6.7(b), immediately prior to the transfer of a Subordinated Unit or of a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.6 by a holder thereof (in each case, other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.4(c)(ii) apply), the Capital Account maintained for such Person with respect to its Subordinated Units or

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converted Subordinated Units will (A) first, be allocated to the Subordinated Units or converted Subordinated Units to be transferred in an amount equal to the product of (x) the number of such Subordinated Units or converted Subordinated Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Subordinated Units or converted Subordinated Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Subordinated Units or retained converted Subordinated Units, if any, will have a balance equal to the amount allocated under clause (B) above, and the transferee’s Capital Account established with respect to the transferred Subordinated Units or transferred converted Subordinated Units will have a balance equal to the amount allocated under clause (A) above.

(iii)    Subject to Section 6.8(b), immediately prior to the transfer of an IDR Reset Common Unit by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.4(c)(iii) apply), the Capital Account maintained for such Person with respect to its IDR Reset Common Units will (A) first, be allocated to the IDR Reset Common Units to be transferred in an amount equal to the product of (x) the number of such IDR Reset Common Units to be transferred and (y) the Per Unit Capital Amount for a Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any IDR Reset Common Units. Following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained IDR Reset Common Units, if any, will have a balance equal to the amount allocated under clause (B) above, and the transferee’s Capital Account established with respect to the transferred IDR Reset Common Units will have a balance equal to the amount allocated under clause (A) above.

(d)    (i)    Consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Partnership Interests as consideration for the provision of services (including upon the lapse of a “substantial risk of forfeiture” with respect to a Restricted Common Unit), the issuance of IDR Reset Common Units pursuant to Section 5.10, the conversion of the Combined Interest to Common Units pursuant to Section 11.3(b), or the conversion of Series A Preferred Units to Common Units pursuant to Section 5.11(b), the Carrying Value of each Partnership property immediately prior to such issuance or after such conversion shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option (which, for purposes hereof, shall include any conversion of Series A Preferred Units to Common Units pursuant to Section 5.11(b)(vi)) where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a

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manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of a Revaluation Event resulting from the exercise of a Noncompensatory Option (which, for purposes hereof, shall include any conversion of Series A Preferred Units to Common Units pursuant to Section 5.11(b)(vi)), immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option) shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time and must make such adjustments to such valuation as required by Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2). If, after making the allocations of Unrealized Gain and Unrealized Loss as set forth in Section 6.1(d)(xiii), the Capital Account of each Partner with respect to each Conversion Unit received upon such conversion of the Limited Partner Interest is less than the Per Unit Capital Amount for a then Outstanding Initial Common Unit, then, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), Capital Account balances shall be reallocated between the Partners holding Common Units (other than Conversion Units) and Partners holding Conversion Units so as to cause the Capital Account of each Partner holding a Conversion Unit to equal, on a per Unit basis with respect to each such Conversion Unit, the Per Unit Capital Amount for a then Outstanding Initial Common Unit. In making its determination of the fair market values of individual properties, the General Partner may first determine an aggregate value for the assets of the Partnership that takes into account the current trading price of the Common Units, the fair market value of all other Partnership Interests at such time and the amount of Partnership Liabilities. The General Partner may allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines appropriate). Absent a contrary determination by the General Partner, the aggregate fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value.

(ii)    In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property. In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a distribution other than one made pursuant to Section 12.4, be determined in the same manner as that provided in Section 5.4(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.

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Section 5.5    Issuances of Additional Partnership Interests and Derivative Instruments.

(a)    Subject to Section 5.7 and Section 5.11(b)(iv), the Partnership may issue additional Partnership Interests and Derivative Instruments for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b)    Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by Certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Interest.

(c)    The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Interests and Derivative Instruments pursuant to this Section 5.5, (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, (iii) the issuance of Common Units pursuant to Section 5.10, (iv) reflecting admission of such additional Limited Partners in the books and records of the Partnership as the Record Holders of such Limited Partner Interests and (v) all additional issuances of Partnership Interests. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Interests being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Interests or in connection with the conversion of the Combined Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Interests are listed or admitted to trading.

(d)    No fractional Units shall be issued by the Partnership.

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Section 5.6    Conversion of Subordinated Units.

(a)    All of the Subordinated Units shall convert into Common Units on a one-for-one basis on the first Business Day following the distribution pursuant to Section 6.3(a) in respect of the final full Quarter of the Subordination Period.

(b)    The Subordinated Units may convert into Common Units on a one-for-one basis as set forth in, and pursuant to the terms of, Section 11.4.

Section 5.7    Limited Preemptive Right. Except as provided in this Section 5.7 or as otherwise provided in a separate agreement by the Partnership, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Interests from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Interests to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Interests. The determination by the General Partner to exercise (or refrain from exercising) its right pursuant to the immediately preceding sentence shall be a determination made in its individual capacity. After the Series A Issuance Date, for as long as any Purchaser or any of its Affiliates owns any Series A Preferred Units, such Purchaser (or its Affiliate designees) shall have the right to purchase any Series A Preferred Units or Series A Parity Securities proposed to be issued by the Partnership (other than any Series A PIK Units) to any Person other than DEI or any of its Affiliates in the same proportion as the number of Series A Preferred Units then owned by such Purchaser and its Affiliates has to the aggregate number of Series A Preferred Units then Outstanding, on the same terms and conditions that apply to all offerees in such transaction. In the event of a proposed transaction giving rise to any Purchaser’s preemptive rights, the Partnership shall provide notice to such Purchaser no later than 20 Business Days prior to the expected consummation of such transaction. Such Purchaser shall provide notice of its election to exercise its preemptive rights within 10 Business Days after receipt of the notice from the Partnership described in the immediately preceding sentence.

Section 5.8    Splits and Combinations.

(a)    The Partnership may make a distribution of Partnership Interests to all Record Holders or may effect a subdivision or combination of Partnership Interests. Upon any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event (subject to the effect of Section 5.8(d) and Section 5.11(b)(vi)(E)), and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units shall be proportionately adjusted retroactive to the beginning of the Partnership.

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(b)    Whenever such a distribution, subdivision or combination of Partnership Interests is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice.

(c)    Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Interests as of the applicable Record Date representing the new number of Partnership Interests held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Interests Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)    The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.5(d) and this Section 5.8(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.9    Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act.

Section 5.10    Issuance of Common Units in Connection with Reset of Incentive Distribution Rights.

(a)    Subject to the provisions of this Section 5.10, the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the holders of Incentive Distribution Rights) shall have the option, at any time when there are no Subordinated Units outstanding and the Partnership has made a distribution pursuant to Section 6.4(a)(vii) or Section 6.4(b)(v) for each of the four most recently completed Quarters, to make an election (the “IDR Reset Election”) to cause the Target Distributions to be reset in accordance with the provisions of Section 5.10(e) and, in connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive their Pro Rata share of a number of Common Units (the “IDR Reset Common Units”) equal to the result of dividing (i) the amount of cash distributions made by the Partnership for the Quarter immediately preceding the giving of the Reset Notice in respect of the Incentive Distribution Rights by (ii) the cash distribution made by the Partnership in respect of each Common Unit for the Quarter immediately preceding the giving of the Reset Notice (the “Reset MQD”) (the number of Common Units determined by such quotient is referred to herein as the “Aggregate Quantity of IDR Reset Common Units”). The making of the IDR Reset Election in the manner specified in Section 5.10(b) shall cause the Target Distributions to be reset in accordance with the provisions of Section 5.10(e) and, in

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connection therewith, the holder or holders of the Incentive Distribution Rights will become entitled to receive Common Units on the basis specified above, without any further approval required by the General Partner or the Unitholders, at the time specified in Section 5.10(c) unless the IDR Reset Election is rescinded pursuant to Section 5.10(d).

(b)    To exercise the right specified in Section 5.10(a), the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall deliver a written notice (the “Reset Notice”) to the Partnership. Within 10 Business Days after the receipt by the Partnership of such Reset Notice, the Partnership shall deliver a written notice to the holder or holders of the Incentive Distribution Rights of the Partnership’s determination of the aggregate number of Common Units that each holder of Incentive Distribution Rights will be entitled to receive.

(c)    The holder or holders of the Incentive Distribution Rights will be entitled to receive the Aggregate Quantity of IDR Reset Common Units on the fifteenth Business Day after receipt by the Partnership of the Reset Notice; provided, however, that the issuance of Common Units to the holder or holders of the Incentive Distribution Rights shall not occur prior to the approval of the listing or admission for trading of such Common Units by the principal National Securities Exchange upon which the Common Units are then listed or admitted for trading if any such approval is required pursuant to the rules and regulations of such National Securities Exchange.

(d)    If the principal National Securities Exchange upon which the Common Units are then traded has not approved the listing or admission for trading of the Common Units to be issued pursuant to this Section 5.10 on or before the 30th calendar day following the Partnership’s receipt of the Reset Notice and such approval is required by the rules and regulations of such National Securities Exchange, then the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights) shall have the right to either rescind the IDR Reset Election or elect to receive other Partnership Interests having such terms as the General Partner may approve that will provide (i) the same economic value, in the aggregate, as the Aggregate Quantity of IDR Reset Common Units would have had at the time of the Partnership’s receipt of the Reset Notice, as determined by the General Partner, and (ii) for the subsequent conversion (on terms acceptable to the National Securities Exchange upon which the Common Units are then traded) of such Partnership Interests into Common Units within not more than 12 months following the Partnership’s receipt of the Reset Notice upon the satisfaction of one or more conditions that are reasonably acceptable to the holder of the Incentive Distribution Rights (or, if there is more than one holder of the Incentive Distribution Rights, the holders of a majority in interest of the Incentive Distribution Rights).

(e)    The Target Distributions shall be adjusted at the time of the issuance of Common Units or other Partnership Interests pursuant to this Section 5.10 such that (i) the Minimum Quarterly Distribution shall be reset to be equal to the Reset MQD, (ii) the First Target Distribution shall be reset to equal 115% of the Reset MQD, (iii) the Second Target Distribution shall be reset to equal 125% of the Reset MQD and (iv) the Third Target Distribution shall be reset to equal 150% of the Reset MQD.

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(f)    Upon the issuance of IDR Reset Common Units pursuant to Section 5.10(a) (or other Partnership Interests as described in Section 5.10(d)), the Capital Account maintained with respect to the Incentive Distribution Rights shall (i) first, be allocated to IDR Reset Common Units (or other Partnership Interests) in an amount equal to the product of (A) the Aggregate Quantity of IDR Reset Common Units (or other Partnership Interests) and (B) the Per Unit Capital Amount for an Initial Common Unit, and (ii) second, any remaining balance in such Capital Account will be retained by the holder(s) of the Incentive Distribution Rights. If there is not a sufficient Capital Account associated with the Incentive Distribution Rights to allocate the full Per Unit Capital Amount for an Initial Common Unit to the IDR Reset Common Units in accordance with clause (i) of this Section 5.10(f), the IDR Reset Common Units shall be subject to Section 6.1(d)(x)(B) and Section 6.1(d)(x)(C).

Section 5.11    Establishment of Series A Preferred Units

(a)    General. There is hereby created a class of Units designated as “Series A Convertible Preferred Units” (such Series A Convertible Preferred Units, together with any Series A PIK Units, the “Series A Preferred Units”), with the designations, preferences and relative, participating, optional or other special rights, powers and duties as set forth in this Section 5.11 and elsewhere in this Agreement.

(b)    Rights of Series A Preferred Units. The Series A Preferred Units shall have the following rights, preferences and privileges and the Series A Preferred Unitholders shall be subject to the following duties and obligations:

(i)    Distributions.

(A)    Subject to Section 5.11(b)(i)(B), commencing with the Quarter ending on December 31, 2016, subject to Section 5.11(b)(i)(D), the Record Holders of the Series A Preferred Units as of the applicable Record Date for each Quarter shall be entitled to receive, in respect of each outstanding Series A Preferred Unit, cumulative distributions in respect of such Quarter equal to the sum of (1) the Series A Distribution Amount for such Quarter and (2) any Series A Unpaid Distributions (collectively, a “Series A Quarterly Distribution”). With respect to any Quarter (or portion thereof for which a Series A Quarterly Distribution is due) ending on or prior to December 31, 2018 (the “Initial Distribution Period”), such Series A Quarterly Distribution shall be paid, as determined by the General Partner, in Series A PIK Units, in cash, or in a combination of Series A PIK Units and cash. For any Quarter ending after the Initial Distribution Period, all Series A Quarterly Distributions shall be paid in cash. If, during the Initial Distribution Period, the General Partner elects to pay all or any portion of a Series A Quarterly Distribution in Series A PIK Units, the number of Series A PIK Units to be issued in connection with such Series A Quarterly Distribution shall equal the quotient of (A) the applicable Series A Distribution Amount (or portion thereof to be paid in Series A PIK Units) divided by (B) the Series A Issue Price; provided, that instead of issuing any fractional

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Series A PIK Unit, the Partnership shall round the number of Series A PIK Units issued to each Series A Preferred Unitholder down to the nearest whole Series A PIK Unit and pay cash in lieu of any resulting fractional unit (with the amount of such cash payment being based on the value of such fractional Series A PIK Unit, which shall be the product of the Closing Price of the Common Units on the Record Date for such Series A Quarterly Distribution multiplied by the number of Series A Conversion Units into which such fractional Series A PIK Units would be convertible at the applicable Series A Conversion Rate on such Record Date (without regard to whether any Series A Preferred Units are then convertible)). Each Series A Quarterly Distribution shall be payable quarterly by no later than the earlier of 60 days after the end of the applicable Quarter (each such payment date, a “Series A Distribution Payment Date”). If the General Partner establishes an earlier Record Date for any distribution to be made by the Partnership on other Partnership Interests in respect of any Quarter, then the Record Date established pursuant to this Section 5.11(b)(i) for a Series A Quarterly Distribution in respect of such Quarter shall be the same Record Date. For the avoidance of doubt, subject to Section 5.11(b)(i)(D), the Series A Preferred Units shall not be entitled to any distributions made pursuant to Section 6.4 for any Quarter so long as the Series A Quarterly Distribution has been declared and paid in full (including any Series A Unpaid Distributions comprising part thereof) in accordance with this Section 5.11(b)(i) on the Series A Preferred Units with respect to such Quarter.

(B)    If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution (in cash or Series A PIK Units) when due for any Quarter during the Initial Distribution Period, then the Series A Preferred Unitholders entitled to such unpaid Series A Quarterly Distribution shall be deemed to have nonetheless received such Series A Quarterly Distribution in Series A PIK Units and, accordingly, shall have all other rights under this Agreement as if such Series A PIK Units had, in fact, been issued on the date such distribution was due. If the Partnership fails to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution in accordance with Section 5.11(b)(i)(A) when due for any Quarter following the Initial Distribution Period, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such arrearages, (1) the amount of such unpaid cash distributions (on a per Series A Preferred Unit basis, “Series A Unpaid Distributions”) unless and until paid will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which such payment is due until paid in full and (2) the Partnership shall not be permitted to, and shall not, declare or make, any distributions, redemptions or repurchases in respect of any Series A Junior Securities or Series A Parity Securities (including, for the avoidance of doubt, with respect to the Quarter for which the Partnership first failed to pay in full the Series A Distribution Amount of any Series A Quarterly Distribution in cash when due); provided, however, that distributions may be declared and paid on the Series A Preferred Units and the Series A Parity Securities so long as such distributions are declared and paid pro rata so that amounts of distributions declared per Series A Preferred Unit and Series A Parity Security shall in all cases bear to each other the same ratio that accrued and accumulated distributions per Series A Preferred Unit and Series A Parity Security bear to each other.

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(C)    The aggregate Series A Distribution Amount (excluding any portion paid in Series A PIK Units) shall be paid out of cash and cash equivalents that is deemed to be Operating Surplus for the applicable Quarter. To the extent that any portion of a Series A Quarterly Distribution to be paid in cash with respect to any Quarter exceeds the amount of cash and cash equivalents that is deemed to be Operating Surplus for such Quarter, the amount of cash equal to the cash and cash equivalents that is deemed to be Operating Surplus for such Quarter will be paid to the Series A Preferred Unitholders Pro Rata and the balance of such Series A Quarterly Distribution shall be unpaid and shall constitute an arrearage and shall accrue and accumulate as set forth in Section 5.11(b)(i)(B).

(D)    Notwithstanding anything in this Section 5.11(b)(i) to the contrary, with respect to any Series A Preferred Unit that is converted into a Common Unit, (i) with respect to a distribution to be made to Record Holders as of the Record Date preceding such conversion, the Record Holder as of such Record Date of such Series A Preferred Unit shall be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date, but shall not be entitled to receive such distribution in respect of the Common Units into which such Series A Preferred Unit was converted on the payment date thereof, and (ii) with respect to a distribution to be made to Record Holders as of any Record Date following such conversion, the Record Holder as of such Record Date of the Common Units into which such Series A Preferred Unit was converted shall be entitled to receive such distribution in respect of such converted Common Units on the payment date thereof, but shall not be entitled to receive such distribution in respect of such Series A Preferred Unit on the corresponding Series A Distribution Payment Date. For the avoidance of doubt, if a Series A Preferred Unit is converted into Common Units pursuant to the terms hereof following a Record Date but prior to the corresponding Series A Distribution Payment Date, then the Record Holder of such Series A Preferred Unit as of such Record Date shall nonetheless remain entitled to receive on the Series A Distribution Payment Date a distribution in respect of such Series A Preferred Unit pursuant to Section 5.11(b)(i)(A) and, until such distribution is received, Section 5.11(b)(i)(B) shall continue to apply.

(E)    Notwithstanding anything in Article VI to the contrary, the holders of the Incentive Distribution Rights shall not be entitled to receive distributions or allocations of income or gain that correspond or relate to amounts distributed or allocated to Unitholders in respect of Series A Preferred Units.

(F)    When any Series A PIK Units are payable to a Series A Preferred Unitholder pursuant to this Section 5.11, the Partnership shall issue the Series A PIK Units to such holder in accordance with Section 5.11(b)(i)(A) (the date of issuance of such Series A PIK Units, the “Series A PIK Payment Date”). On the Series A PIK Payment Date, the Partnership shall have the option to (i) issue to such Series A Preferred Unitholder a certificate or certificates for the number of Series A PIK Units to which such Series A Preferred Unitholder shall be entitled, or (ii) cause the Transfer Agent to make a notation in book entry form in the books of the Partnership, and all such Series A PIK Units shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable Limited Partner Interests, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or this Agreement.

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(G)    For purposes of maintaining Capital Accounts, if the Partnership issues one or more Series A PIK Units with respect to a Series A Unit, (i) the Partnership shall be treated as distributing cash with respect to such Series A Preferred Unit in an amount equal to the Series A Issue Price of the Series A PIK Unit issued in payment of the Series A Quarterly Distribution and (ii) the holder of such Series A Preferred Unit shall be treated as having contributed to the Partnership in exchange for such newly issued Series A PIK Unit an amount of cash equal to the Series A Issue Price.

(ii)    Issuance of the Series A Preferred Units. The Series A Preferred Units (other than the Series A PIK Units) shall be issued by the Partnership on the date hereof (A) pursuant to the terms and conditions of the Series A Purchase Agreement and (B) to DEI or its Affiliates up to the number of Series A Preferred Units such that, when multiplying the number of such Series A Preferred Units by the Series A Preferred Unit Purchase Price (as defined in the Series A Purchase Agreement), the result is equal to $300 million, with any fractional Series A Preferred Units being rounded to the nearest whole number of Series A Preferred Units.

(iii)    Voting Rights.

(A)    Except as provided in Section 5.11(b)(iii)(B), the Outstanding Series A Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each Outstanding Series A Preferred Unit will be entitled to one vote for each Common Unit into which such Series A Preferred Unit would be convertible at the then applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible) on each matter with respect to which each Record Holder of a Common Unit is entitled to vote. Each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the Record Holders of Common Units and Series A Preferred Units, voting together as a single class during any period in which any Series A Preferred Units are Outstanding.

(B)    Except as provided in Section 5.11(b)(iii)(C), notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, the affirmative vote of the Record Holders of the Series A Required Voting Percentage shall be required for any amendment to this Agreement or the Certificate of Limited Partnership (including by merger or otherwise or any amendment contemplated by and made in accordance with Section 5.11(b)(iv)) that is adverse (other than in a de minimis manner) to any of the rights, preferences and privileges of the Series A Preferred Units. Without limiting the generality of the preceding sentence, any amendment shall be deemed to have such an adverse impact that is not de minimis if such amendment would:

(1)    Reduce the Series A Distribution Amount, change the form of payment of distributions on the Series A Preferred Units, defer the date from which distributions on the Series A Preferred Units will accrue, cancel any accrued and unpaid distributions on the Series A Preferred Units or any interest accrued thereon (including any Series A Unpaid Distributions, Series A Partial Period Distributions or Series A PIK Units), or change the seniority rights of the Series A Preferred Unitholders as to the payment of distributions in relation to the holders of any other class or series of Partnership Interests;

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(2)    Reduce the amount payable or change the form of payment to the Record Holders of the Series A Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the seniority of the liquidation preferences of the Record Holders of the Series A Preferred Units in relation to the rights upon liquidation of the holders of any other class or series of Partnership Interests; or

(3)    Make the Series A Preferred Units redeemable or convertible at the option of the Partnership other than as set forth herein.

(C)    Notwithstanding anything to the contrary in this Section 5.11(b)(iii), in no event shall the consent of the Series A Preferred Unitholders, as a separate class, be required in connection with any Series A Change of Control or Partnership Restructuring Event. For the avoidance of doubt, the foregoing shall not limit the voting rights of any Series A Preferred Unitholder in connection with any vote of Record Holders of Common Units and Series A Preferred Units together as a single class that may be required.

(D)    Notwithstanding any other provision of this Agreement, in addition to all other voting rights granted under this Agreement, the Partnership shall not declare or pay any distribution from Capital Surplus without the affirmative vote of the Record Holders of the Series A Required Voting Percentage.

(iv)    No Series A Senior Securities; Series A Parity Securities. Other than issuances contemplated by the Series A Purchase Agreement, the Partnership shall not, without the affirmative vote of the Record Holders of the Series A Required Voting Percentage, issue any (A) Series A Senior Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Senior Securities) or (B) Series A Parity Securities (or amend the provisions of any class of Partnership Interests to make such class of Partnership Interests a class of Series A Parity Securities) or Series A Preferred Units; provided that, without the consent of the holders of Outstanding Series A Preferred Units (but without prejudice to their rights under Section 5.11(b)(iii)(A)), the Partnership may issue (1) at any time in the aggregate, up to the greater of (a) an aggregate $400 million of Series A Parity Securities and (b) a number of Series A Parity Securities such that, as of the date of the issuance of the Series A Parity Securities, the aggregate number of Series A Parity Securities, together with the Series A Preferred Units, in each case on an as-converted basis (or, if the Series A Parity Securities are not convertible, assuming that such Series A Parity Securities are convertible into a number of Common Units equal to the quotient of (i) the aggregate purchase price for such

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Series A Parity Securities, divided by (ii) the Average VWAP for the 30 Trading Day period ending immediately prior to such issuance (such Common Units, the “Series A Parity Equivalent Units”)), equals no more than 15% of all Outstanding Common Units and Subordinated Units (including as Outstanding for such purposes, (i) any Common Units issuable in respect of the Series A Preferred Units at the then-applicable Series A Conversion Rate (regardless of whether the Series A Preferred Units are then convertible), (ii) any Common Units issuable in respect of Series A Parity Securities (including any warrants issued in connection with Series A Parity Securities) at the initial or then-applicable conversion rate, as applicable, (iii) any Common Units issuable in respect of any outstanding warrants or options issued by the Partnership, (iv) any Series A Parity Equivalent Units and (v) any Common Units that would otherwise be excluded by operation of the definition of the term “Outstanding”), and (2) if a number of Series A Preferred Units having an aggregate Series A Issue Price of less than $100 million is then Outstanding, such number of Series A Parity Securities as determined by the General Partner. Subject to Section 5.11(b)(vi)(E), the Partnership may, without any vote of the holders of Outstanding Series A Preferred Units (but without prejudice to their rights under Section 5.11(b)(iii)(A)), issue the Series A PIK Units contemplated by this Agreement or create (by reclassification or otherwise) and issue Series A Junior Securities in an unlimited amount.

(v)    Legends. Each book entry evidencing a Series A Preferred Unit shall bear a restrictive notation in substantially the form set forth in Exhibit A.

(vi)    Conversion.

(A)    At the Option of the Series A Preferred Unitholders. Beginning with the earlier of (1) December 1, 2018, and (2) immediately prior to the liquidation of the Partnership under Section 12.4, the Series A Preferred Units owned by any Series A Preferred Unitholder shall be convertible, in whole or in part, at any time and from time to time upon the request of such Series A Preferred Unitholder, but not more than once per Quarter by such Series A Preferred Unitholder (inclusive of any conversion by such Series A Preferred Unitholder’s Affiliates, with each Series A Preferred Unitholder and its Affiliates being entitled to a single conversion right per Quarter), into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by (y) in the case of clause (1), the Series A Conversion Rate at such time and (z) in the case of clause (2), the Series A COC Conversion Rate; provided, however, that the Partnership shall not be obligated to honor any such conversion request if such conversion request does not involve an underlying value of Common Units of at least $50 million (taking into account and including any concurrent conversion requests by any Affiliates of such Series A Preferred Unitholder) based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Conversion Notice Date (or a lesser amount to the extent such exercise covers all of such Series A Preferred Unitholder’s Series A Preferred Units). Immediately upon the issuance of Common Units as a result of any conversion of Series A Preferred Units, subject to Section 5.11(b)(i)(D), all rights of the Series A Converting Unitholder with respect to such Series A Preferred Units shall cease, including any further accrual of distributions, and such Series A Converting Unitholder thereafter shall be treated for all purposes as the owner of Common Units. Fractional Common Units shall not be issued to any Person pursuant to this Section 5.11(b)(vi)(A) (each

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fractional Common Unit shall be rounded down with the remainder being paid an amount in cash based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Conversion Notice Date).

(B)    At the Option of the Partnership. At any time following December 1, 2019, the Partnership shall have the option at any time, but not more than once per Quarter, to convert all or any portion of the Series A Preferred Units then Outstanding into a number of Common Units determined by multiplying the number of Series A Preferred Units to be converted by the Series A Conversion Rate at such time. Fractional Common Units shall not be issued to any Person pursuant to this Section 5.11(b)(vi)(B) (each fractional Common Unit shall be rounded down with the remainder being paid an amount in cash based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Forced Conversion Notice Date). Notwithstanding the foregoing, in order for the Partnership to exercise such option:

(1)    The Closing Price of the Common Units must be greater than one hundred forty percent (140%) of the Series A Issue Price for the 20 Trading Day period immediately preceding the Series A Forced Conversion Notice Date;

(2)    The average daily trading volume of the Common Units on the National Securities Exchange on which the Common Units are then listed or admitted to trading must be equal to or exceed 100,000 (as such amount may be adjusted to reflect any Unit split, combination or similar event) for the 20 Trading Day period immediately preceding the Series A Forced Conversion Notice Date;

(3)    The Common Units are listed or admitted to trading on a National Securities Exchange; and

(4)    The Partnership must have an effective registration statement on file with the Commission covering resales of the underlying Common Units to be received upon any such conversion;

provided, that each such conversion by the Partnership shall be for an aggregate amount of Series A Preferred Units involving an underlying value of Common Units of at least $100 million based on the Closing Price of Common Units on the Trading Day immediately preceding the Series A Forced Conversion Notice Date (or a lesser amount if such amount includes all then Outstanding Series A Preferred Units) and shall be allocated among the Series A Preferred Unitholders (or the Series A Preferred Unitholders excluding DEI and its Affiliates, as elected by the Partnership) on a Pro Rata basis or on such other basis as may be agreed upon by all Series A Preferred Unitholders.

(C)    Conversion Notice.

(1)    To convert Series A Preferred Units into Common Units pursuant to Section 5.11(b)(vi)(A), a Series A Converting Unitholder shall give written notice (a “Series A Conversion Notice,” and the date such notice is received, a “Series A

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Conversion Notice Date”) to the Partnership stating that such Series A Preferred Unitholder elects to so convert Series A Preferred Units pursuant to Section 5.11(b)(vi)(A), the number of Series A Preferred Units to be converted and the Person to whom such Common Units should be issued.

(2)    To convert Series A Preferred Units into Common Units pursuant to Section 5.11(b)(vi)(B), the Partnership shall give written notice (a “Series A Forced Conversion Notice,” and the date such notice is received, a “Series A Forced Conversion Notice Date”) to each Record Holder of Series A Preferred Units stating that the Partnership elects to force conversion of Series A Preferred Units pursuant to Section 5.11(b)(vi)(B) and the number of Series A Preferred Units to be so converted. The Series A Conversion Units shall be issued in the name of the Record Holder of such Series A Preferred Units.

(D)    Timing. If a Series A Conversion Notice is delivered by a Series A Preferred Unitholder to the Partnership or a Series A Forced Conversion Notice is delivered by the Partnership to a Series A Preferred Unitholder, each in accordance with Section 5.11(b)(vi)(C), the Partnership shall issue the applicable Series A Conversion Units no later than five Business Days after the Series A Conversion Notice Date or the Series A Forced Conversion Notice Date, as the case may be, occurs (any date of issuance of such Common Units, and any date of issuance of Common Units upon conversion of Series A Preferred Units pursuant to this Section 5.11(b)(vi) or Section 5.11(b)(vii), a “Series A Conversion Date”). On the Series A Conversion Date, the Partnership shall instruct, and shall use its commercially reasonable efforts to cause, its Transfer Agent to electronically transmit the Series A Conversion Units issuable upon conversion to such Series A Preferred Unitholder (or designated recipient(s)), by crediting the account of the Series A Preferred Unitholder (or designated recipient(s)) through its Deposit Withdrawal Agent Commission system. The parties agree to coordinate with the Transfer Agent to accomplish this objective. Upon issuance of Series A Conversion Units to the Series A Converting Unitholder, all rights under the converted Series A Preferred Units shall cease, and such Series A Converting Unitholder shall be treated for all purposes as the Record Holder of such Series A Conversion Units.

(E)    Distributions, Combinations, Subdivisions and Reclassifications by the Partnership. If, after the Series A Issuance Date, the Partnership (i) makes a distribution on its Common Units payable in Common Units or other Partnership Interests, (ii) subdivides or splits its outstanding Common Units into a greater number of Common Units, (iii) combines or reclassifies its Common Units into a lesser number of Common Units, (iv) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), (v) effects a Pro Rata repurchase of Common Units, in each case other than in connection with a Series A Change of Control (which shall be governed by Section 5.11(b)(vii)), (vi) issues to holders of Common Units, in their capacity as holders of Common Units, rights, options or warrants entitling them to subscribe for or purchase Common Units at less than the market value thereof, (vii) distributes to holders of Common Units evidences of indebtedness, Partnership Interests (other than Common Units) or other assets

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(including securities, but excluding any distribution referred to in clause (i), any rights or warrants referred to in clause (ii), any consideration payable in connection with a tender or exchange offer made by the Partnership or any of its subsidiaries and any distribution of Units or any class or series, or similar Partnership Interest, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions described below), or (viii) consummates a spin-off, where the Partnership makes a distribution to all holders of Common Units consisting of Units of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, then the Series A Conversion Rate and, solely for purposes of Section 5.11(b)(vi)(B)(1), the Series A Issue Price, in each case, in effect at the time of the Record Date for such distribution or the effective date of any such other transaction shall be proportionately adjusted: (1) in respect of clauses (i) through (iv) above, so that the conversion of the Series A Preferred Units after such time shall entitle each Series A Preferred Unitholder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified, as applicable) that such Series A Preferred Unitholder would have been entitled to receive if the Series A Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, (2) in respect of clauses (v) through (viii) above, in the reasonable discretion of the General Partner to appropriately ensure that the Series A Preferred Units are convertible into an economically equivalent number of Common Units after taking into account the event described in clauses (vi) through (viii) above, and (3) in addition to the foregoing, in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.11 relating to the Series A Preferred Units shall not be abridged or amended and that the Series A Preferred Units shall thereafter retain the same powers, economic rights, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series A Preferred Units had immediately prior to such transaction or event, and, solely for purposes of Section 5.11(b)(vi)(B)(1), the Series A Issue Price, and any other terms of the Series A Preferred Units that the General Partner in its reasonable discretion determines require adjustment to achieve the economic equivalence described below, shall be proportionately adjusted to take into account any such subdivision, split, combination or reclassification. An adjustment made pursuant to this Section 5.11(b)(vi)(E) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) or split. Such adjustment shall be made successively whenever any event described above shall occur.

(F)    No Adjustments for Certain Items. Notwithstanding any of the other provisions of this Section 5.11(b)(vi), no adjustment shall be made to the Series A Conversion Rate or the Series A Issue Price pursuant to Section 5.11(b)(vi)(E) as a result of any of the following:

(1)    Any issuance of Partnership Interests in exchange for cash;

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(2)    Any grant of Common Units or options, warrants or rights to purchase or receive Common Units or the issuance of Common Units upon the exercise or vesting of any such options, warrants or rights in respect of services provided to or for the benefit of the Partnership or its Subsidiaries, under compensation plans and agreements approved by the General Partner (including any long-term incentive plan);

(3)    Any issuance of Common Units as all or part of the consideration to effect (i) the closing of any acquisition by the Partnership of assets or equity interests of a third party in an arm’s-length transaction, (ii) closing of any acquisition by the Partnership of assets or equity interests of DEI or any of its Affiliates or (iii) the consummation of a merger, consolidation or other business combination of the Partnership with another entity in which the Partnership survives and the Common Units remain Outstanding to the extent any such transaction set forth in clause (i), (ii) or (iii) above is validly approved by the General Partner; or

(4)    The issuance of Common Units upon conversion of the Series A Preferred Units or Series A Parity Securities.

Notwithstanding anything in this Agreement to the contrary, whenever the issuance of a Partnership Interest or other event would require an adjustment to the Series A Conversion Rate under one or more provisions of this Agreement, only one adjustment shall be made to the Series A Conversion Rate in respect of such issuance or event.

Notwithstanding anything to the contrary in Section 5.11(b)(vi)(E), unless otherwise determined by the General Partner, no adjustment to the Series A Conversion Rate or the Series A Issue Price shall be made with respect to any distribution or other transaction described in Section 5.11(b)(v)(E) if the Series A Preferred Unitholders are entitled to participate in such distribution or transaction as if they held a number of Common Units issuable upon conversion of the Series A Preferred Units immediately prior to such event at the then applicable Series A Conversion Rate, without having to convert their Series A Preferred Units.

(vii)    Series A Change of Control.

(A)    Subject to Section 5.11(b)(vi)(B), in the event of a Series A Cash COC Event, the Outstanding Series A Preferred Units shall be automatically converted, without requirement of any action of the Series A Preferred Unitholders, into Common Units immediately prior to the closing of the applicable Series A Change of Control at the Series A COC Conversion Rate.

(B)    Subject to Section 5.11(b)(vi)(B), at least 10 Business Days prior to consummating a Series A Change of Control (other than a Series A Cash COC Event), the Partnership shall provide written notice thereof to the Series A Preferred Unitholders. Subject to Section 5.11(b)(vi)(B), if a Series A Change of Control (other than a Series A Cash COC Event) occurs, then each Series A Preferred Unitholder, with respect to all but not less than all of its Series A Preferred Units, by notice given to the Partnership within 10 Business Days of the date the Partnership provides written notice of the execution of definitive agreements that

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provide for such Series A Change of Control, shall be entitled to elect one of the following (with the understanding that any Series A Preferred Unitholder who fails to timely provide notice of its election to the Partnership shall be deemed to have elected the option set forth in sub-clause (1) below):

(1)    Convert all, but not less than all, of such Series A Preferred Unitholder’s Outstanding Series A Preferred Units into Common Units, at the then-applicable Series A Conversion Rate;

(2)    Except as described below or in the case of a Series A Change of Control involving a transaction described in clause (d) of the definition of Series A Change of Control, if the Partnership will not be the surviving entity of such Series A Change of Control or the Partnership will be the surviving entity but its Common Units will cease to be listed or admitted to trading on a National Securities Exchange, require the Partnership to use its commercially reasonable efforts to deliver or to cause to be delivered to the Series A Preferred Unitholders, in exchange for their Series A Preferred Units upon such Series A Change of Control, a security in the surviving entity or the parent of the surviving entity that has substantially similar rights, preferences and privileges as the Series A Preferred Units, including, for the avoidance of doubt, the right to distributions equal in amount and timing to those provided in Section 5.11(b)(i) and a conversion rate proportionately adjusted such that the conversion of such security in the surviving entity or parent of the surviving entity immediately following the Series A Change of Control would entitle the Record Holder to the number of common securities of such entity (together with a number of common securities of equivalent value to any other assets received by holders of Common Units in such Series A Change of Control) which, if a Series A Preferred Unit had been converted into Common Units immediately prior to such Series A Change of Control, such Record Holder would have been entitled to receive immediately following such Series A Change of Control (such security in the surviving entity, a “Series A Substantially Equivalent Unit”); provided, however, that, if (x) the Partnership is unable to deliver or cause to be delivered Series A Substantially Equivalent Units to any Series A Preferred Unitholder in connection with such Series A Change of Control or (y) such Series A Change of Control involves a transaction described in clause (d) of the definition of Series A Change of Control, each Series A Preferred Unitholder shall be entitled to (I) require conversion or redemption of such Series A Preferred Units in the manner contemplated by subclause (1) or (4) of this Section 5.11(b)(vii)(B) (at such holder’s election) or (II) convert the Series A Preferred Units held by such Series A Preferred Unitholder immediately prior to such Series A Change of Control into a number of Common Units at a conversion ratio equal to the quotient of: (a) the product of (i) 160% multiplied by (ii) the Series A Issue Price less the Series A Preferred Unitholder’s Pro Rata portion of the sum of (A) all cash distributions paid on all Series A Preferred Units on or prior to the date of the Series A Change of Control and (B) an amount in cash equal to the aggregate of the Series A Quarterly Distributions paid in Series A PIK Units (based on the value of such Series A PIK Units on the applicable Series A PIK Payment Date) on or before the date of the Series A Change of Control, divided by (b) an amount equal to 95% of the Average VWAP for the 30 Trading Day period prior to the closing of the Series A Change of Control; provided, however, that such ratio shall in no event exceed a value per Series A Preferred Unit equal to (aa) 120% of the Series A Issue Price in the case of a

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Series A Change of Control occurring prior to December 2, 2017, (bb) 130% of the Series A Issue Price in the case of a Series A Change of Control occurring on or after December 2, 2017, but prior to December 2, 2018, and (cc) 140% of the Series A Issue Price in the case of a Series A Change of Control occurring on or after December 2, 2018 but prior to December 2, 2019.

(3)    If the Partnership is the surviving entity of such Series A Change of Control, continue to hold Series A Preferred Units; or

(4)    Require the Partnership to redeem the Series A Preferred Units at a price per Series A Preferred Unit equal to the sum of (A) the product of 101% and the sum of (x) the Series A Issue Price plus (y) Series A Unpaid Distributions on the applicable Series A Preferred Unit, plus (B) Series A Partial Period Distributions on the applicable Series A Preferred Unit. Any redemption pursuant to this sub-clause (4) shall, as determined by the General Partner, be paid in cash and/or Common Units. If all or any portion of such redemption is to be paid in Common Units, the Common Units to be issued shall be valued at 95% of the Average VWAP for the 30 Trading Day period ending on the fifth Trading Day immediately prior to the Series A Change of Control. No later than three Trading Days prior to the consummation of the related Series A Change of Control, the Partnership shall deliver a written notice to the Record Holders of the Series A Preferred Units stating the date on which the Series A Preferred Units will be redeemed and the Partnership’s computation of the amount of cash or Common Units to be received by the Record Holder upon redemption of such Series A Preferred Units. If the Partnership shall be the surviving entity of the related Series A Change of Control, then no later than 10 Business Days following the consummation of such Series A Change of Control, the Partnership shall remit the applicable cash or Common Unit consideration to the Record Holders of then Outstanding Series A Preferred Units. If the Partnership shall not be the surviving entity of the related Series A Change of Control, then the Partnership shall remit the applicable cash or Common Unit immediately prior to the consummation of the Series A Change of Control. The Record Holders shall deliver to the Partnership any Certificates representing the Series A Preferred Units as soon as practicable following the redemption. Record Holders of the Series A Preferred Units shall retain all of the rights and privileges thereof unless and until the consideration due to them as a result of such redemption shall be paid in full in cash or Common Units, as applicable. After any such redemption, any such redeemed Series A Preferred Unit shall no longer constitute an issued and Outstanding Limited Partner Interest.

(viii)    Series A Preferred Unit Transfer Restrictions.

(A)    Notwithstanding any other provision of this Section 5.11(b)(viii) (other than the restriction on transfers to a Person that is not a U.S. resident individual or an entity that is not treated as a U.S. corporation or partnership set forth in Section 5.11(b)(viii)(B)), subject to Section 4.7, each Series A Preferred Unitholder shall be permitted to transfer any Series A Preferred Units owned by such Series A Preferred Unitholder to any of its Affiliates or to any other Series A Preferred Unitholder.

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(B)    Without the prior written consent of the Partnership, except as specifically provided in the Purchase Agreement or this Agreement, each Series A Purchaser shall not, (a) during the period commencing on the Series A Issuance Date and ending on December 1, 2017, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of its Series A Preferred Units, (b) during the period commencing on the Series A Issuance Date and ending on December 1, 2018, directly or indirectly engage in any short sales or other derivative or hedging transactions with respect to the Series A Preferred Units or Common Units that are designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Series A Preferred Units, (c) transfer any Series A Preferred Units to any non-U.S. resident individual, non-U.S. corporation or partnership, or any other non-U.S. entity, including any foreign governmental entity, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Series A Preferred Units, regardless of whether any transaction described above is to be settled by delivery of Series A Preferred Units, Common Units or other securities, in cash or otherwise, (provided, however, that the foregoing shall not apply if, prior to any such transfer or arrangement, such individual, corporation, partnership or other entity establishes to the satisfaction of the Partnership, its entitlement to a complete exemption from tax withholding, including under Code Sections 1441, 1442, 1445 and 1471 through 1474, and the Treasury regulations thereunder), or (d) effect any transfer of Series A Preferred Units or Series A Conversion Units in a manner that violates the terms of this Agreement; provided, however, that such Series A Preferred Unitholder may pledge all or any portion of its Series A Preferred Units to any holders of obligations owed by the Series A Preferred Unitholders, including to the trustee for, or representative of, such Series A Preferred Unitholders, and a foreclosure by any such pledgee on any such pledged Series A Preferred Units shall not be considered a violation or breach of this Section 5.11(b)(viii)(B); provided, further, that such Series A Preferred Unitholder may transfer any Series A Preferred Units to (i) an Affiliate of such Series A Preferred Unitholder or (ii) any Series A Purchaser. Notwithstanding the foregoing, any transferee receiving any Series A Preferred Units pursuant to this Section 5.11(b)(viii)(B) shall agree to the restrictions set forth in this Section 5.11(b)(viii)(B). For the avoidance of doubt, in no way does this Section 5.11(b)(viii)(B) prohibit changes in the composition of any Series A Preferred Unitholder or its partners or members so long as such changes in composition only relate to changes in direct or indirect ownership of such Series A Preferred Unitholder among such Series A Preferred Unitholder, its Affiliates and the limited partners of the private equity fund vehicles that indirectly own such Series A Preferred Unitholder.

(C)    Subject to Section 4.7, following December 1, 2017, the Series A Preferred Unitholders may freely transfer Series A Preferred Units involving an underlying value of Common Units of at least $50 million (taking into account any concurrent transfers by Affiliates of such Series A Preferred Unitholder) based on the Closing Price of Common Units on the Trading Day immediately preceding the date of such transfer (or such lesser amount if it (i) constitutes the remaining holdings of Series A Preferred Units of such

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Series A Preferred Unitholder or (ii) has been approved by the General Partner), subject to compliance with applicable securities laws and this Agreement; provided, however, that this Section 5.11(b)(viii)(C) shall not eliminate, modify or reduce the obligations set forth in subclauses (b), (c) or (d) of Section 5.11(b)(viii)(B).

(ix)    Fully Paid and Non-Assessable. Any Series A Conversion Unit(s) delivered pursuant to this Section 5.11 shall be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act), free and clear of any liens, claims, rights or encumbrances other than those arising under the Delaware Act or this Agreement or created by the holders thereof.

(x)    Notices. For the avoidance of doubt, the Partnership shall distribute to the Record Holders of Series A Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the Record Holders of Common Units of the Partnership, at such times and by such method as such documents are distributed to such Record Holders of such Common Units.

Section 5.12    Deemed Capital Contributions. Consistent with the principles of Treasury Regulation Section 1.83-6(d), if any Partner (or its successor) transfers property (including cash) to or on behalf of any employee or other service provider of the Partnership Group and such Partner is not entitled to be reimbursed by (or otherwise elects not to seek reimbursement from) the Partnership for the value of such property, then for tax purposes, (x) such property shall be treated as having been contributed to the Partnership by such Partner and (y) immediately thereafter the Partnership shall be treated as having transferred such property to or on behalf of the employee or other service provider.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1    Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.4(b)) for each taxable period shall be allocated among the Partners as provided herein. As set forth in the definition of “Outstanding,” Restricted Common Units shall not be considered to be Outstanding Common Units for purposes of this Section 6.1 and references herein to Unitholders holding Common Units shall be to such Unitholders solely with respect to their Common Units other than Restricted Common Units.

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(a)    Net Income. Net Income for each taxable period (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Income for such taxable period) shall be allocated as follows:

(i)    First, to the General Partner until the aggregate amount of Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated to the General Partner pursuant to Section 6.1(b)(iv) for all previous taxable periods; and

(ii)    Second, the balance, if any, 100% to the Unitholders (other than the Series A Preferred Unitholders), Pro Rata.

(b)    Net Loss. Net Loss for each taxable period (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period) shall be allocated as follows:

(i)    First, to the Unitholders (other than the Series A Preferred Unitholders), Pro Rata; provided, that Net Loss shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit balance in its Adjusted Capital Account);

(ii)    Second, to the Unitholders (other than the Series A Preferred Unitholders) to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts;

(iii)    Third, to the Series A Preferred Unitholders, to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts; and

(iv)    Fourth, the balance, if any, 100% to the General Partner.

(c)    Net Termination Gains and Losses. Any Net Termination Gain or Net Termination Loss occurring during a taxable period shall be allocated in the manner set forth in this Section 6.1(c). All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of cash and cash equivalents provided under Section 6.4 and Section 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4; and provided, further, that Net Termination Gain or Net Termination Loss attributable to (i) Liquidation Gain or Liquidation Loss shall be allocated on the last day of the taxable period during which such Liquidation Gain or Liquidation Loss occurred, (ii) Sale Gain or Sale Loss shall be allocated as of the time of the sale or disposition giving rise to such Sale Gain or Sale Loss and allocated to the Partners consistent with the second proviso set forth in Section 6.2(f) and (iii) Revaluation Gain or Revaluation Loss shall be allocated on the date of the Revaluation Event giving rise to such Revaluation Gain or Revaluation Loss.

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(i)    Except as provided in Section 6.1(c)(iv), and subject to the provisions set forth in the last sentence of this Section 6.1(c)(i), Net Termination Gain (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated in the following order and priority:

(A)    First, to the General Partner until the aggregate amount of Net Termination Gain allocated to the General Partner pursuant to this Section 6.1(c)(i)(A) for the current and all previous taxable periods is equal to the aggregate amount of Net Termination Loss allocated to the General Partner pursuant to Sections 6.1(c)(ii)(D) and 6.1(c)(iii)(D) for all previous taxable periods;

(B)    Second, to the Series A Preferred Unitholders, Pro Rata, until the Capital Account in respect of each Series A Preferred Unit is equal to the Series A Issue Price;

(C)    Third, to all Unitholders holding Common Units, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) if the Net Termination Gain is attributable to Liquidation Gain, the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(i) or Section 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause (2) is hereinafter referred to as the “Unpaid MQD”) and (3) any then existing Cumulative Common Unit Arrearage;

(D)    Fourth, if such Net Termination Gain is recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit into a Common Unit, to all Unitholders holding Subordinated Units, Pro Rata, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Initial Unit Price, determined for the taxable period (or portion thereof) to which this allocation of gain relates, and (2) if the Net Termination Gain is attributable to Liquidation Gain, the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date occurs, reduced by any distribution pursuant to Section 6.4(a)(iii) with respect to such Subordinated Unit for such Quarter;

(E)    Fifth, to all Unitholders (other than the Series A Preferred Unitholders), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Initial Unit Price, (2) the Unpaid MQD, if applicable, (3) any then existing Cumulative Common Unit Arrearage, and (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of cash or cash equivalents that are deemed to be Operating Surplus made pursuant to Section 6.4(a)(iv) and Section 6.4(b)(ii) for such period (the sum of (1), (2), (3) and (4) is hereinafter referred to as the “First Liquidation Target Amount”);

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(F)    Sixth, 15% to the holders of the Incentive Distribution Rights, Pro Rata, and 85.0% to all Unitholders (other than the Series A Preferred Unitholders), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, and (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of cash or cash equivalents that are deemed to be Operating Surplus made pursuant to Section 6.4(a)(v) and Section 6.4(b)(iii) for such period (the sum of (1) and (2) is hereinafter referred to as the “Second Liquidation Target Amount”);

(G)    Seventh, 25% to the holders of the Incentive Distribution Rights, Pro Rata, and 75% to all Unitholders (other than the Series A Preferred Unitholders), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the Second Liquidation Target Amount, and (2) the excess of (aa) the Third Target Distribution less the Second Target Distribution for each Quarter after the Closing Date or the date of the most recent IDR Reset Election, if any, over (bb) the cumulative per Unit amount of any distributions of cash or cash equivalents that are deemed to be Operating Surplus made pursuant to Section 6.4(a)(vi) and Section 6.4(b)(iv) for such period; and

(H)    Finally, 50% to the holders of the Incentive Distribution Rights, Pro Rata, and 50% to all Unitholders (other than the Series A Preferred Unitholders), Pro Rata.

Notwithstanding the foregoing provisions in this Section 6.1(c)(i), the General Partner may adjust the amount of any Net Termination Gain arising in connection with a Revaluation Event that is allocated to the holders of Incentive Distribution Rights in a manner that will result (1) in the Capital Account for each Common Unit that is Outstanding prior to such Revaluation Event being equal to the Event Issue Value and (2) to the greatest extent possible, the Capital Account with respect to the Incentive Distribution Rights that are Outstanding prior to such Revaluation Event being equal to the amount of Net Termination Gain that would be allocated to the holders of the Incentive Distribution Rights pursuant to this Section 6.1(c)(i) if (i) the Capital Accounts with respect to all Partnership Interests that were Outstanding immediately prior to such Revaluation Event were equal to zero and (ii) the aggregate Carrying Value of all Partnership property equaled the aggregate amount of all Partnership Liabilities.

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(ii)    Except as otherwise provided by Section 6.1(c)(iii) or Section 6.1(c)(iv), Net Termination Loss (including a pro rata part of each item of income, gain, loss and deduction taken into account in computing Net Termination Loss) shall be allocated:

(A)    First, if Subordinated Units remain Outstanding, to all Unitholders holding Subordinated Units, to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts in respect of such Subordinated Units until the Adjusted Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;

(B)    Second, to all Unitholders holding Common Units, to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts in respect of such Common Units, until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

(C)    Third, to all Series A Preferred Unitholders, to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts in respect of their Series A Preferred Units, until the Adjusted Capital Account in respect of each Series A Preferred Unit then Outstanding has been reduced to zero; and

(D)    Fourth, the balance, if any, 100% to the General Partner.

(iii)    Net Termination Loss attributable to Revaluation Loss and deemed recognized prior to the conversion of the last Outstanding Subordinated Unit and prior to the Liquidation Date shall be allocated:

(A)    First, to the Unitholders (other than the Series A Preferred Unitholders), Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding equals the Event Issue Value; provided, however, that Net Termination Loss shall not be allocated pursuant to this Section 6.1(c)(iii)(A) to the extent such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period (or increase any existing deficit in its Adjusted Capital Account);

(B)    Second, to all Unitholders holding Subordinated Units, to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts in respect of such Subordinated Units, until the Adjusted Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;

(C)    Third, to all Unitholders holding Common Units, to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts in respect of such Common Units, until the Adjusted Capital Account in respect of each Common Unit then Outstanding has been reduced to zero;

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(D)    Fourth, to all Series A Preferred Unitholders, to the extent of and in proportion to the positive balances in their Adjusted Capital Accounts in respect of their Series A Preferred Units, until the Adjusted Capital Account in respect of each Series A Preferred Unit then Outstanding has been reduced to zero; and

(E)    Fifth, the balance, if any, to the General Partner.

(iv)    If (A) a Net Termination Loss has been allocated pursuant to Section 6.1(c)(iii), (B) a Net Termination Gain or Net Termination Loss subsequently occurs (other than as a result of a Revaluation Event) prior to the conversion of the last Outstanding Subordinated Unit and (C) after tentatively making all allocations of such Net Termination Gain or Net Termination Loss provided for in Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable, the Capital Account in respect of each Common Unit does not equal the amount such Capital Account would have been if Section 6.1(c)(iii) had not been part of this Agreement and all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable, then items of income, gain, loss and deduction included in such Net Termination Gain or Net Termination Loss and otherwise allocable to the holders of Common Units, Subordinated Units, Incentive Distribution Rights or the General Partner (but not any items otherwise allocable to the Series A Preferred Unitholders with respect to their Series A Preferred Units), as applicable, shall be specially allocated among the General Partner and all Unitholders (other than the Series A Preferred Unitholders with respect to their Series A Preferred Units) in a manner that will, to the maximum extent possible, cause the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable.

(d)    Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for each taxable period in the following order:

(i)    Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Section 6.1(d)(vi) or Section 6.1(d)(vii)). This

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Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)    Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Section 6.1(d)(vi) or Section 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii)    Priority Allocations.

(A)    If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4 or with respect to Series A Preferred Units) with respect to a Unit for a taxable period exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit for the same taxable period (the amount of the excess, an “Excess Distribution” and the Unit with respect to which the greater distribution is paid, an “Excess Distribution Unit”), then there shall be allocated gross income and gain to each Unitholder receiving an Excess Distribution with respect to the Excess Distribution Unit until the aggregate amount of such items allocated with respect to such Excess Distribution Unit pursuant to this Section 6.1(d)(iii)(A) for the current taxable period and all previous taxable periods is equal to the amount of the Excess Distribution.

(B)    After the application of Section 6.1(d)(iii)(A), the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(B) for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the Closing Date to a date 45 days after the end of the current taxable period.

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(iv)    Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership gross income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

(v)    Gross Income Allocation. In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(d)(iv) and this Section 6.1(d)(v) were not in this Agreement.

(vi)    Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii)    Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii)    Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of

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Nonrecourse Built-in Gain shall be allocated first, to any Partner that contributed property to the Partnership in proportion to and to the extent of the amount by which each such Partner’s share of any Section 704(c) built-in gains exceeds such Partner’s share of Nonrecourse Built-in Gain, and second, among the Partners Pro Rata.

(ix)    Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) taken into account pursuant to Section 5.4, and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(x)    Economic Uniformity; Changes in Law.

(A)    At the election of the General Partner with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii) (and without prejudice to the allocations required to be made pursuant to Section 6.1(c)(i)(B)), shall be allocated 100% to each Partner holding Subordinated Units that are Outstanding as of the termination of the Subordination Period (“Final Subordinated Units”) in the proportion of the number of Final Subordinated Units held by such Partner to the total number of Final Subordinated Units then Outstanding, until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Final Subordinated Units to an amount that after taking into account the other allocations of income, gain, loss and deduction to be made with respect to such taxable period will equal the product of (1) the number of Final Subordinated Units held by such Partner and (2) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Final Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than the General Partner and its Affiliates immediately prior to the conversion of such Final Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will be available to the General Partner only if the method for allocating the Capital Account maintained with respect to the Subordinated Units between the transferred and retained Subordinated Units pursuant to Section 5.4(c)(ii) does not otherwise provide such economic uniformity to the Final Subordinated Units.

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(B)    Prior to making any allocations pursuant to Section 6.1(d)(xiv)(C), if a Revaluation Event occurs during any taxable period of the Partnership ending upon, or after, the issuance of IDR Reset Common Units pursuant to Section 5.10, after the application of Section 6.1(d)(x)(A), any Unrealized Gains and Unrealized Losses shall be allocated among the Partners in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to (i) each Series A Preferred Unit equaling the Series A Issue Price and (ii) such IDR Reset Common Units issued pursuant to Section 5.10 equaling the product of (1) the Aggregate Quantity of IDR Reset Common Units and (2) the Per Unit Capital Amount for an Initial Common Unit.

(C)    Prior to making any allocations pursuant to Section 6.1(d)(xiv)(C), if a Revaluation Event occurs, and after the application of Section 6.1(d)(x)(A) and Section 6.1(d)(x)(B), Unrealized Gain shall be allocated to the Series A Preferred Unitholders in a manner that to the nearest extent possible results in the Capital Accounts maintained with resepct to each Series A Preferred Unit equaling the Series A Issue Price and then any remaining Unrealized Gains and Unrealized Losses shall be allocated to the holders of (A) Outstanding Privately Placed Units, Pro Rata, or (B) Outstanding Common Units (other than Privately Placed Units), Pro Rata, as applicable, in a manner that to the nearest extent possible results in the Capital Accounts maintained with respect to each Privately Placed Unit equaling the Per Unit Capital Amount for an Initial Common Unit. In addition, if (i) the holders of Outstanding Privately Placed Units publicly trade any such Units during a taxable period and (ii) the Capital Accounts maintained with respect to each such Privately Placed Unit did not equal the Per Unit Capital Amount for an Initial Common Unit, then items of gross income, gain, deduction and loss for such taxable period shall be allocated to the holders of (A) such Outstanding Privately Placed Units, Pro Rata, or (B) Outstanding Common Units (other than such Outstanding Privately Placed Units), Pro Rata, as applicable, in amounts necessary to achieve such Capital Account equivalency.

(D)    With respect to any taxable period during which an IDR Reset Common Unit is transferred to any Person who is not an Affiliate of the transferor, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to the transferor Partner of such transferred IDR Reset Common Unit until such transferor Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such transferred IDR Reset Common Unit to an amount equal to the Per Unit Capital Amount for an Initial Common Unit.

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(E)    For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (1) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (2) make special allocations of income, gain, loss, deduction, Unrealized Gain or Unrealized Loss; and (3) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof) that are publicly traded as a single class. The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.1(d)(x)(E) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Outstanding Limited Partner Interests or the Partnership.

(xi)    Allocations with Respect to Series A Preferred Units. Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations):

(A)    Items of Partnership gross income shall be allocated to the Series A Preferred Unitholders, Pro Rata, until the aggregate amount of gross income allocated to each Series A Preferred Unitholder pursuant hereto for the current taxable period and all previous taxable periods is equal to the cumulative amount of all cash distributions made with respect to such Series A Preferred Unit pursuant to Section 5.11(b)(i) from the date such Series A Preferred Unit was issued to a date 60 days after the end of the current taxable year.

(B)    Items of Partnership gross income shall be allocated to the Series A Preferred Unitholders, Pro Rata, until the aggregate amount of gross income allocated to each Series A Preferred Unitholder pursuant hereto for the current taxable period and all previous taxable periods is equal to the cumulative amount of all Net Losses allocated to such Series A Preferred Unitholder pursuant to Section 6.1(b)(iii) for all previous taxable years.

(C)    If (A) prior to the conversion of the last Outstanding Series A Preferred Unit (i) the Liquidation Date occurs or (ii) Sale Gain or Sale Loss is recognized, and (B) after having made all other allocations provided for in this Section 6.1 for the taxable period in which the Liquidation Date occurs or Sale Gain or Sale Loss is recognized, the Per

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Unit Capital Amount of each Series A Preferred Unit does not equal or exceed the Series A Liquidation Value, then items of gross income, gain, loss and deduction for such taxable period shall be allocated among the Partners in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Series A Preferred Unit to equal the Series A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Per Unit Capital Amount balances described above, items of gross income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs or Sale Gain or Sale Loss is recognized, reallocated from the Unitholders holding Units other than Series A Preferred Units to Unitholders holding Series A Preferred Units. If (i) the Liquidation Date occurs or Sale Gain or Sale Loss is recognized on or before the date (not including any extension of time) prescribed by law for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs or Sale Gain or Sale Loss is recognized and (ii) the reallocation of items for the taxable period in which the Liquidation Date occurs or Sale Gain or Sale Loss is recognized as set forth above in this Section 6.1(d)(xi)(C) fails to achieve the Per Unit Capital Amounts described above, then items of gross income, gain, loss and deduction for such prior taxable period shall be reallocated among all Partners in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(xi)(C), cause the Per Unit Capital Amount in respect of each Series A Preferred Unit to equal the Series A Liquidation Value.

(xii)    Curative Allocation.

(A)    Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations and other than Section 6.1(d)(xi)), the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. In exercising its discretion under this Section 6.1(d)(xii)(A), the General Partner may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(d)(xii)(A) shall

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only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners.

(B)    The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(d)(xii)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xii)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xiii)    Exercise of Noncompensatory Options. In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s) and as provided in Section 5.4(d)(i), immediately after the conversion of a Limited Partner Interest into Common Units (each such Common Unit a “Conversion Unit”) upon the exercise of a Noncompensatory Option, the Carrying Value of each Partnership property shall be adjusted to reflect its fair market value immediately after such conversion and any resulting Unrealized Gain (if the Capital Account of each such Conversion Unit is less than the Per Unit Capital Account for a then Outstanding Initial Common Unit) or Unrealized Loss (if the Capital Account of each such Conversion Unit is greater than the Per Unit Capital Account for a then Outstanding Initial Common Unit) will be allocated to each Partner holding Conversion Units in proportion to and to the extent of the amount necessary to cause the Capital Account of each such Conversion Unit to equal the Per Unit Capital Amount for a then Outstanding Initial Common Unit. Any remaining Unrealized Gain or Unrealized Loss will be allocated to the Partners pursuant to Section 6.1(c) and Section 6.1(d).

(xiv)    Corrective and Other Allocations. In the event of any allocation of Additional Book Basis Derivative Items or a Net Termination Loss, the following rules shall apply:

(A)    The General Partner shall allocate Additional Book Basis Derivative Items consisting of depreciation, amortization, depletion or any other form of cost recovery (other than Additional Book Basis Derivative Items included in Net Termination Gain or Net Termination Loss) with respect to any Adjusted Property to the Unitholders, Pro Rata, to the holders of Incentive Distribution Rights and to the General Partner, all in the same proportion as the Net Termination Gain or Net Termination Loss resulting from the Revaluation Event that gave rise to such Additional Book Basis Derivative Items was allocated to them pursuant to Section 6.1(c).

(B)    If a sale or other taxable disposition of an Adjusted Property, including, for this purpose, inventory (“Disposed of Adjusted Property”) occurs other than in connection with an event giving rise to Sale Gain or Sale Loss, the General Partner shall allocate (1) items of

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gross income and gain (x) away from the holders of Incentive Distribution Rights and the General Partner and (y) to the Unitholders, or (2) items of deduction and loss (x) away from the Unitholders and (y) to the holders of Incentive Distribution Rights and the General Partner, to the extent that the Additional Book Basis Derivative Items with respect to the Disposed of Adjusted Property (determined in accordance with the last sentence of the definition of Additional Book Basis Derivative Items) treated as having been allocated to the Unitholders pursuant to this Section 6.1(d)(xiv)(B) exceed their Share of Additional Book Basis Derivative Items with respect to such Disposed of Adjusted Property. For purposes of this Section 6.1(d)(xiv)(B), the Unitholders shall be treated as having been allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders under the Partnership Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(d)(xiv)(B) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(d)(xiv) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

(C)    Net Termination Loss in an amount equal to the lesser of (1) such Net Termination Loss and (2) the Aggregate Remaining Net Positive Adjustments shall be allocated in such manner as is determined by the General Partner that to the extent possible, the Capital Account balances of the Partners (other than with respect to their Series A Preferred Units) will equal the amount they would have been had no prior Book-Up Events occurred, and any remaining Net Termination Loss shall be allocated pursuant to Section 6.1(c) hereof. In allocating Net Termination Loss pursuant to this Section 6.1(d)(xiv)(C), the General Partner shall attempt, to the extent possible, to cause the Capital Accounts of the Unitholders (other than with respect to their Series A Preferred Units), on the one hand, and holders of the Incentive Distribution Rights, on the other hand, to equal the amount they would equal if (i) the Carrying Values of the Partnership’s property had not been previously adjusted in connection with any prior Book-Up Events, (ii) Unrealized Gain and Unrealized Loss (or, in the case of a liquidation, Liquidation Gain or Liquidation Loss) with respect to such Partnership property were determined with respect to such unadjusted Carrying Values, and (iii) any resulting Net Termination Gain had been allocated pursuant to Section 6.1(c)(i) (including, for the avoidance of doubt, taking into account the provisions set forth in the last sentence of Section 6.1(c)(i)).

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(D)    In making the allocations required under this Section 6.1(d)(xiv), the General Partner may apply whatever conventions or other methodology it determines will satisfy the purpose of this Section 6.1(d)(xiv). Without limiting the foregoing, if an Adjusted Property is contributed by the Partnership to another entity classified as a partnership for U.S. federal income tax purposes (the “lower tier partnership”), the General Partner may make allocations similar to those described in Section 6.1(d)(xiv)(A), (B), and (C) to the extent the General Partner determines such allocations are necessary to account for the Partnership’s allocable share of income, gain, loss and deduction of the lower tier partnership that relate to the contributed Adjusted Property in a manner that is consistent with the purpose of this Section 6.1(d)(xiv).

(xv)    Special Curative Allocation in Event of Liquidation Prior to Conversion of the Last Outstanding Subordinated Unit. Notwithstanding any other provision of this Section 6.1 (other than the Required Allocations and Section 6.1(d)(xi)), if (A) the Liquidation Date occurs prior to the conversion of the last Outstanding Subordinated Unit and (B) after having made all other allocations provided for in this Section 6.1 for the taxable period in which the Liquidation Date occurs, the Capital Account in respect of each Common Unit does not equal the amount such Capital Account would have been if Section 6.1(c)(iii) and Section 6.1(c)(iv) had not been part of this Agreement and all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable, then items of income, gain, loss and deduction for such taxable period shall be reallocated among all Unitholders (other than with respect to their Series A Preferred Units) in a manner determined appropriate by the General Partner so as to cause, to the maximum extent possible, the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable. For the avoidance of doubt, the reallocation of items set forth in the immediately preceding sentence provides that, to the extent necessary to achieve the Capital Account balances described above, (x) items of income and gain that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs shall be reallocated from Unitholders holding Subordinated Units to Unitholders holding Common Units and (y) items of deduction and loss that would otherwise be included in Net Income or Net Loss, as the case may be, for the taxable period in which the Liquidation Date occurs shall be reallocated from Unitholders holding Common Units to Unitholders holding Subordinated Units. In the event that (1) the Liquidation Date occurs on or before the date (not including any extension of time prescribed by law) for the filing of the Partnership’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidation Date occurs and (2) the reallocation of items for the taxable period in which the Liquidation Date occurs as set forth above in this Section 6.1(d)(xv) fails to achieve the Capital Account balances described above, items of income, gain, loss and deduction that would otherwise be included in the Net Income or Net Loss, as the case may be, for such prior

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taxable period shall be reallocated among the General Partner and all Unitholders (other than with respect to their Series A Preferred Units) in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 6.1(d)(xv), cause the Capital Account in respect of each Common Unit to equal the amount such Capital Account would have been if all prior allocations of Net Termination Gain and Net Termination Loss had been made pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii), as applicable.

(xvi)    Allocations Regarding Certain Payments Made to or on Behalf of Employees and Other Service Providers. Consistent with the principles of Treasury Regulation Section 1.83-6(d), if any Partner (or its successor) transfers property (including cash) to or on behalf of any employee or other service provider of the Partnership Group and such Partner is not entitled to be reimbursed by (or otherwise elects not to seek reimbursement from) the Partnership for the value of such property, then any items of deduction or loss resulting from or attributable to such transfer shall be allocated to the Partner (or its successor) that made such transfer and such Partner shall be deemed to have contributed such property to the Partnership pursuant to Section 5.12.

Section 6.2    Allocations for Tax Purposes.

(a)    Except as otherwise provided herein, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.

(b)    In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for U.S. federal income tax purposes among the Partners in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, as determined appropriate by the General Partner (taking into account the General Partner’s discretion under Section 6.1(d)(x)(E)); provided, that in all events the General Partner shall apply the “remedial allocation method” in accordance with the principles of Treasury Regulation Section 1.704-3(d).

(c)    The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the unamortized Book-Tax Disparity of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6) or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had

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purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

(d)    In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(e)    All items of income, gain, loss, deduction and credit recognized by the Partnership for U.S. federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(f)    Each item of Partnership income, gain, loss and deduction shall, for U.S. federal income tax purposes, be determined for each taxable period and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the National Securities Exchange on which Partnership Interests are listed or admitted to trading on the first Business Day of each month; provided, however, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be allocated to the Partners (including all Persons who acquire Units pursuant to the Contribution Agreement) as of the closing of the National Securities Exchange on which Partnership Interests are listed or admitted to trading on the last Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income, gain, loss or deduction as determined by the General Partner, shall be allocated to the Partners as of the opening of the National Securities Exchange on which Partnership Interests are listed or admitted to trading on the first Business Day of the month in which such item is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(g)    Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

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(h)    If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x). In the event such corrective allocations are necessary, the Series A Preferred Unitholders agree to remain a partner of the Partnership until such allocations are completed, and the General Partner agrees to make such allocations as soon as practicable, even if such allocations are not consistent with Section 706 of the Code and any Treasury Regulations thereunder.

Section 6.3    Distributions; Characterization of Distributions; Distributions to Record Holders.

(a)    The General Partner has adopted a cash distribution policy, which it may change from time to time without amendment to this Agreement. Distributions will be made as and when declared by the General Partner.

(b)    All amounts of cash and cash equivalents distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of cash and cash equivalents theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of cash and cash equivalents distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be “Capital Surplus.” All distributions required to be made under this Agreement or otherwise made by the Partnership shall be made subject to Sections 17-607 and 17-804 of the Delaware Act.

(c)    Notwithstanding Section 6.3(b), in the event of the dissolution and liquidation of the Partnership, all Partnership assets shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(d)    Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through any Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e)    Notwithstanding Section 6.3(b), but subject to Sections 17-607 and 17-804 of the Delaware Act, the General Partner may cause the Partnership to make special distributions of cash or cash equivalents in connection with contributions of assets by Partners or by Persons who shall become Partners by virtue of such contribution. Such distributions shall not be subject to, or considered as distributions under, Section 5.11(b)(i)(B), Section 6.1(d)(iii)(A), the first two sentences of Section 6.3(b), Section 6.4Section 6.4 or Section 6.5. Notwithstanding anything to the contrary set forth in this Agreement (including Section 6.1(d)(iii)(A)), no Partner shall receive an allocation of income (including gross income) or gain as a result of receiving a distribution provided for in this Section 6.3(e).

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Section 6.4    Distributions from Operating Surplus.

(a)    During Subordination Period. Subject to Section 5.11(b)(i), cash and cash equivalents distributed in respect of any Quarter wholly within the Subordination Period that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows:

(i)    First, to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii)    Second, to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

(iii)    Third, to all Unitholders holding Subordinated Units, Pro Rata, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(iv)    Fourth, to all Common and Subordinated Unitholders, Pro Rata, until there has been distributed in respect of each Common and Subordinated Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(v)    Fifth, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 85% to all Common and Subordinated Unitholders, Pro Rata, until there has been distributed in respect of each Common and Subordinated Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(vi)    Sixth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 75% to all Common and Subordinated Unitholders, Pro Rata, until there has been distributed in respect of each Common and Subordinated Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(vii)    Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 50% to all Common and Subordinated Unitholders, Pro Rata;

provided, however, if the Target Distributions have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of cash and cash equivalents that are deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(a)(vii).

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(b)    After Subordination Period. Subject to Section 5.11(b)(i), cash and cash equivalents distributed in respect of any Quarter ending after the Subordination Period has ended that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or Section 6.5 shall be distributed as follows:

(i)    First, to all Common and Subordinated Unitholders, Pro Rata, until there has been distributed in respect of each Common and Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(ii)    Second, to all Common and Subordinated Unitholders, Pro Rata, until there has been distributed in respect of each Common and Subordinated Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(iii)    Third, (A) 15% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 85% to all Common and Subordinated Unitholders, Pro Rata, until there has been distributed in respect of each Common and Subordinated Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(iv)    Fourth, (A) 25% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 75% to all Common and Subordinated Unitholders, Pro Rata, until there has been distributed in respect of each Common and Subordinated Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(v)    Thereafter, (A) 50% to the holders of the Incentive Distribution Rights, Pro Rata; and (B) 50% to all Common and Subordinated Unitholders, Pro Rata;

provided, however, if the Target Distributions have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of cash or cash equivalents that are deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.4(b)(v).

Section 6.5    Distributions from Capital Surplus. Subject to Section 5.11(b)(i), cash and cash equivalents that are distributed and deemed to be Capital Surplus pursuant to the provisions of Section 6.3(b) shall be distributed, unless the provisions of Section 6.3 require otherwise:

(a)    First, 100% to the Common and Subordinated Unitholders, Pro Rata, until the Minimum Quarterly Distribution has been reduced to zero pursuant to the second sentence of Section 6.6(a);

(b)    Second, 100% to all Unitholders holding Common Units, Pro Rata, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage; and

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(c)    Thereafter, all cash and cash equivalents that are distributed shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

Section 6.6    Adjustment of Target Distribution Levels.

(a)    The Target Distributions, Common Unit Arrearages and Cumulative Common Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Interests. In the event of a distribution of cash or cash equivalents that is deemed to be from Capital Surplus, the then applicable Target Distributions shall be reduced in the same proportion that the distribution had to the fair market value of the Common Units immediately prior to the announcement of the distribution. If the Common Units are publicly traded on a National Securities Exchange, the fair market value will be the Current Market Price before the ex-dividend date. If the Common Units are not publicly traded, the fair market value will be determined by the Board of Directors.

(b)    The Target Distributions shall also be subject to adjustment pursuant to Section 5.10 and Section 6.9.

Section 6.7    Special Provisions Relating to the Holders of Subordinated Units.

(a)    Except with respect to the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder; provided, however, that immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 5.6, the Unitholder holding Subordinated Units shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder with respect to such converted Subordinated Units, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Section 5.4(c)(ii), Section 6.1(d)(x), and Section 6.7(b) and (c).

(b)    A Unitholder shall not be permitted to transfer a Subordinated Unit or a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.6 (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained Subordinated Units or retained converted Subordinated Units would be negative after giving effect to the allocation under Section 5.4(c)(ii)(B).

(c)    The Unitholder holding a Common Unit that has resulted from the conversion of a Subordinated Unit pursuant to Section 5.6 shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a

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substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.7(c), the General Partner may take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such Common Units, including the application of Sections 5.4(c)(ii) and 6.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units or the Series A Preferred Unitholders.

Section 6.8    Special Provisions Relating to the Holders of IDR Reset Common Units.

(a)    A Unitholder shall not be permitted to transfer an IDR Reset Common Unit (other than a transfer to an Affiliate) if the remaining balance in the transferring Unitholder’s Capital Account with respect to the retained IDR Reset Common Units would be negative after giving effect to the allocation under Section 5.4(c)(iii).

(b)    A Unitholder holding an IDR Reset Common Unit shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that upon transfer each such Common Unit should have, as a substantive matter, like intrinsic economic and U.S. federal income tax characteristics to the transferee, in all material respects, to the intrinsic economic and U.S. federal income tax characteristics of an Initial Common Unit to such transferee. In connection with the condition imposed by this Section 6.8(b), the General Partner may apply Sections 5.4(c)(iii), 6.1(d)(x) and 6.8(a) or, to the extent not resulting in a material adverse effect on the Unitholders holding Common Units or the Series A Preferred Unitholders, take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such IDR Reset Common Units.

Section 6.9    Entity-Level Taxation. If legislation is enacted or the official interpretation of existing legislation is modified by a governmental authority, which after giving effect to such enactment or modification, results in a Group Member becoming subject to federal, state or local or non-U.S. income or withholding taxes in excess of the amount of such taxes due from the Group Member prior to such enactment or modification (including, for the avoidance of doubt, any increase in the rate of such taxation applicable to the Group Member), then the General Partner may, in its sole discretion, reduce the Target Distributions by the amount of income or withholding taxes that are payable by reason of any such new legislation or interpretation (the “Incremental Income Taxes”), or any portion thereof selected by the General Partner, in the manner provided in this Section 6.9. If the General Partner elects to reduce the Target Distributions for any Quarter with respect to all or a portion of any Incremental Income Taxes, the General Partner shall estimate for such Quarter the Partnership Group’s aggregate liability (the “Estimated Incremental Quarterly Tax Amount”) for all (or the relevant portion of) such Incremental Income Taxes; provided that any difference between such estimate and the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarter may, to the extent determined by the General Partner, be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarter in which any such

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difference can be determined. For each such Quarter, the Target Distributions, shall be the product obtained by multiplying (a) the amounts therefor that are set out herein prior to the application of this Section 6.9 times (b) the quotient obtained by dividing (i) cash and cash equivalents with respect to such Quarter by (ii) the sum of cash and cash equivalents with respect to such Quarter and the Estimated Incremental Quarterly Tax Amount for such Quarter, as determined by the General Partner. For purposes of the foregoing, cash and cash equivalents with respect to a Quarter will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarter.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1    Management.

(a)    The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, but without limitation on the ability of the General Partner to delegate its rights and power to other Persons, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no other Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.4, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)    the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Interests (subject to Section 5.11(b)(iv) with respect to Series A Senior Securities and Series A Parity Securities), and the incurring of any other obligations;

(ii)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.4 or Article XIV);

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(iv)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v)    the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if the same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)    the distribution of cash or cash equivalents by the Partnership;

(vii)    the selection, employment, retention and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership Group and the determination of their compensation and other terms of employment or hiring;

(viii)    the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix)    the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any limited or general partnerships, joint ventures, corporations, limited liability companies or other Persons (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time);

(x)    the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi)    the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)    the entering into listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange;

(xiii)    subject to Section 5.11(b), the purchase, sale or other acquisition or disposition of Partnership Interests, or the issuance of Derivative Instruments;

(xiv)    the undertaking of any action in connection with the Partnership’s participation in the management of any Group Member; and

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(xv)    the entering into agreements with any of its Affiliates, including agreements to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b)    Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Contribution Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement (in the case of each agreement other than this Agreement, without giving effect to any amendments, supplements or restatements after the date hereof); (ii) agrees that the General Partner (on its own behalf or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners, or the other Persons who may acquire an interest in Partnership Interests or are otherwise bound by this Agreement; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.2    Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the General Partner or any other Indemnitee would have duties (including fiduciary duties) to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Partnership, each of the Partners, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement.

Section 7.3    Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited

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Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Partner.

Section 7.4    Restrictions on the General Partner’s Authority. Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance.

Section 7.5    Reimbursement of the General Partner.

(a)    The General Partner and its Affiliates shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses incurred or payments made on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person (including Affiliates of the General Partner, whether pursuant to agreements with Dominion Energy Services, Inc. or otherwise) to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.5 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(b)    The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment for such management fee of such management fee or fees exceeds the amount of such fee or fees.

(c)    The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership benefit plans, programs and practices (including plans, programs and practices involving the issuance of Partnership Interests), or cause the Partnership to issue Partnership Interests in connection with, or pursuant to, any benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates, any Group Member or their Affiliates, or any of them, in each case for the benefit of employees, officers, consultants and directors of the General Partner or its Affiliates, in respect of services performed, directly or indirectly, for the benefit

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of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Interests that the General Partner or such Affiliates are obligated to provide to any employees, officers, consultants and directors pursuant to any such benefit plans, programs or practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Interests purchased by the General Partner or such Affiliates, from the Partnership or otherwise, to fulfill awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.5(a). Any and all obligations of the General Partner under any benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.5(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.6    Outside Activities.

(a)    The General Partner, for so long as it is the General Partner of the Partnership, shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (i) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement, (ii) the acquiring, owning or disposing of debt securities or equity interests in any Group Member or (iii) the direct or indirect provision of management, advisory, and administrative services to its Affiliates or to other Persons.

(b)    Each Unrestricted Person (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member. No such business interest or activity shall constitute a breach of this Agreement, any fiduciary or other duty existing at law, in equity or otherwise, or obligation of any type whatsoever to the Partnership or other Group Member, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement.

(c)    Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Unrestricted Person (including the General Partner). No Unrestricted Person (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to any Group Member, and such Unrestricted Person (including the General Partner) shall not be liable to the Partnership or other Group Member, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement for breach of any fiduciary or other duty existing at law, in equity or otherwise by reason of the fact that such Unrestricted Person (including the General Partner) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to any Group Member.

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(d)    The General Partner and each of its Affiliates may acquire Units or other Partnership Interests in addition to those acquired on the Closing Date and, except as otherwise expressly provided in Section 7.11, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Interests acquired by them.

Section 7.7    Indemnification.

(a)    To the fullest extent permitted by law, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in Bad Faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)    To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.7.

(c)    The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

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(d)    The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates, the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)    For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f)    In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)    The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)    No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8    Limitation of Liability of Indemnitees.

(a)    Notwithstanding anything to the contrary set forth in this Agreement, any Group Member Agreement, or under the Delaware Act or any other law, rule or regulation or at equity, no Indemnitee shall be liable for monetary damages or otherwise to the Partnership, to another Partner, to any other Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, for losses sustained or liabilities incurred, of any kind

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or character, as a result of its or any of any other Indemnitee’s determinations, act(s) or omission(s) in their capacities as Indemnitees; provided, however, that an Indemnitee shall be liable for losses or liabilities sustained or incurred by the Partnership, the other Partners, any other Persons who acquire an interest in a Partnership Interest or any other Person bound by this Agreement, if it is determined by a final and non-appealable judgment entered by a court of competent jurisdiction that such losses or liabilities were the result of the conduct of that Indemnitee acting in Bad Faith or engaging in fraud or willful misconduct or, with respect to any criminal conduct, with the knowledge that its conduct was unlawful.

(b)    The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner if such appointment was not made in Bad Faith.

(c)    To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, to the Partners, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership, to any Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement for its reliance on the provisions of this Agreement.

(d)    Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a)    Whenever the General Partner, acting in its capacity as the general partner of the Partnership, or the Board of Directors or any committee of the Board of Directors (including the Conflicts Committee) or any Affiliates of the General Partner cause the General Partner to make a determination or take or omit to take any action in such capacity, whether or not under this Agreement, any Group Member Agreement or any other agreement contemplated hereby, then, unless another lesser standard is provided for in this Agreement, the General Partner, the Board of Directors, such committee or such Affiliates, shall not make such determination, or take or omit to take such action, in Bad Faith. The foregoing and other lesser standards provided for in this Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the General Partner, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) and any Affiliate of the General Partner and no such Person shall be subject to any fiduciary duty or other duty or

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obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby waived and disclaimed), under this Agreement any Group Member Agreement or any other agreement contemplated hereby, or under the Delaware Act or any other law, rule or regulation or at equity. Any such determination, action or omission by the General Partner, the Board of Directors of the General Partner or any committee thereof (including the Conflicts Committee) or of any Affiliates of the General Partner, will for all purposes be presumed to have been in Good Faith. In any proceeding brought by or on behalf of the Partnership, any Limited Partner, or any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement, challenging such determination, act or omission, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in Good Faith.

(b)    Whenever the General Partner makes a determination or takes or omits to take any action, or any of its Affiliates causes it to do so, not acting in its capacity as the general partner of the Partnership, whether or not under this Agreement, any Group Member Agreement or any other agreement contemplated hereby, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or omit to take such action free of any fiduciary duty or duty of Good Faith, or other duty or obligation existing at law, in equity or otherwise whatsoever to the Partnership, to another Partner, to any Person who acquires an interest in a Partnership Interest or to any other Person bound by this Agreement, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act in Good Faith or pursuant to any fiduciary or other duty or standard imposed by this Agreement, any Group Member Agreement or any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.

(c)    For purposes of Sections 7.9(a) and (b) of this Agreement, “acting in its capacity as the general partner of the Partnership” means and is solely limited to, the General Partner exercising its authority as a general partner under this Agreement, other than when it is “acting in its individual capacity.” For purposes of this Agreement, “acting in its individual capacity” means: (i) any action by the General Partner or its Affiliates other than through the exercise of the General Partner of its authority as a general partner under this Agreement; and (ii) any action or inaction by the General Partner by the exercise (or failure to exercise) of its rights, powers or authority under this Agreement that are modified by: (A) the phrase “at the option of the General Partner,” (B) the phrase “in its sole discretion” or “in its discretion” or (iii) some variation of the phrases set forth in clauses (i) and (ii). For the avoidance of doubt, whenever the General Partner votes, acquires Partnership Interests or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be and be deemed to be “acting in its individual capacity.”

(d)    Whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, any other Person who acquires an interest in a Partnership Interest or any other Person who is bound by this Agreement on the other hand, the General Partner may in its discretion (i) submit any resolution course of action with respect to or causing such conflict of interest or

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transaction for Special Approval or for approval by the vote of a majority of the Common Units (excluding Common Units owned by the General Partner or its Affiliates) and the Series A Preferred Units voting together as a single class, or (ii) adopt a resolution or course of action that has not received Special Approval or Unitholder approval. The General Partner is not required in connection with its resolution of any conflict of interest to seek Special Approval or Unitholder approval of such resolution and may determine not to do so in its sole discretion. If any resolution, course of action or transaction: (A) receives Special Approval; or (B) receives approval of a majority of the Common Units (excluding Common Units owned by the General Partner or its Affiliates), then such resolution, course of action or transaction shall be conclusively deemed to be approved by the Partnership, all the Partners, each Person who acquires an interest in a Partnership Interest and each other Person who is bound by this Agreement, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any fiduciary or other duty or obligation existing at law, in equity or otherwise.

(e)    Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates or any other Indemnitee shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts or transactions shall be in its sole discretion.

(f)    The Partners, and each Person who acquires an interest in a Partnership Interest or is otherwise bound by this Agreement hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

(g)    For the avoidance of doubt, whenever the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee), the officers of the General Partner or any Affiliates of the General Partner make a determination on behalf of the General Partner, or cause the General Partner to take or omit to take any action, whether in the General Partner’s capacity as the general partner of the Partnership or in its individual capacity, the standards of care applicable to the General Partner shall apply to such Persons, and such Persons shall be entitled to all benefits and rights of the General Partner hereunder, including waivers and modifications of duties, protections and presumptions, as if such Persons were the General Partner hereunder.

Section 7.10    Other Matters Concerning the General Partner.

(a)    The General Partner may rely, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

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(b)    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in Good Faith and in accordance with such advice or opinion.

(c)    The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its or the Partnership’s duly authorized officers, a duly appointed attorney or attorneys-in-fact.

Section 7.11    Purchase or Sale of Partnership Interests. The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Interests; provided that, except as permitted by Section 4.9 or as approved by the Conflicts Committee, the General Partner may not cause any Group Member to purchase Subordinated Units during the Subordination Period. As long as any Partnership Interests are held by any Group Member, such Partnership Interests shall not be entitled to any vote and shall not be considered to be Outstanding.

Section 7.12    Registration Rights of the General Partner and its Affiliates.

(a)    If (i) the General Partner or any of its Affiliates (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Interests that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Interests (the “Holder”) to dispose of the number of Partnership Interests it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Interests covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Interests specified by the Holder; provided, however, that the Partnership shall not be required to effect more than two registrations pursuant to this Section 7.12(a) in any twelve-month period; and provided further, however, that if the General Partner determines that a postponement of the requested registration would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall (A) promptly prepare and file (1) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do

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business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (2) such documents as may be necessary to apply for listing or to list the Partnership Interests subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (B) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Interests in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b)    If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of Partnership Interests for cash (other than an offering relating solely to a benefit plan), the Partnership shall use all commercially reasonable efforts to include such number or amount of Partnership Interests held by any Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take any action to so include the Partnership Interests of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of Partnership Interests pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder that in their opinion the inclusion of all or some of the Holder’s Partnership Interests would adversely and materially affect the timing or success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Interests held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c)    If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Interests were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such

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registration statement), or in any summary or final prospectus or issuer free writing prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d)    The provisions of Section 7.12(a) and Section 7.12(b) shall be in addition to any other rights to which an the Holders may be entitled under any separate agreement with the Partnership and shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Interests with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Interests for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

(e)    The rights to cause the Partnership to register Partnership Interests pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Interests; provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Interests with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.

(f)    Any request to register Partnership Interests pursuant to this Section 7.12 shall (i) specify the Partnership Interests intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Interests for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Interests, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Interests.

Section 7.13    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act

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on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner, each other Person who acquires an interest in a Partnership Interest and each other Person bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available to such Person or Partner to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1    Records and Accounting.

(a)    The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Interests, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b)    The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP. The Partnership shall not be required to keep books maintained on a cash basis and the General Partner shall be permitted to calculate cash-based measures, including Operating Surplus and Adjusted Operating Surplus, by making such adjustments to its accrual basis books to account for non-cash items and other adjustments as the General Partner determines to be necessary or appropriate.

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(c)    When calculating the Partnership’s Operating Surplus and Adjusted Operating Surplus:

(i)    the Partnership’s proportionate share of Cove Point’s cash expenditures, cash receipts and cash reserves, as well as net changes therein or changes in Working Capital Borrowings, will be disregarded;

(ii)    Adjusted Operating Surplus and Operating Surplus will be calculated for Cove Point from the Closing Date, as if the pertinent definitions hereof applied to Cove Point, provided that clause (a)(i) in the definition of “Operating Surplus” shall not be applicable.

(iii)    All amounts of cash and cash equivalents distributed by Cove Point on any date from any source shall be deemed to be distributions from Cove Point’s Operating Surplus until the sum of all amounts of cash and cash equivalents theretofore distributed by Cove Point to its partners (including the Partnership), excluding any distributions deemed to be distributions from Capital Surplus, equals Cove Point’s Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of cash and cash equivalents distributed by Cove Point in respect of any Quarter shall be deemed to be distributions of Capital Surplus. If Cove Point makes a distribution of cash or cash equivalents from Operating Surplus and Capital Surplus in respect of any Quarter, each of its partners receiving such distribution shall be deemed to receive the same proportion of such distribution from Operating Surplus and Capital Surplus, respectively. For the avoidance of doubt, any cash and cash equivalents received by the Partnership as a distribution from Cove Points’ Operating Surplus shall be treated as Operating Surplus of the Partnership.

(iv)    For each Quarter, Cove Point’s Adjusted Operating Surplus shall be allocated among its partners in proportion to the total amount of cash and cash equivalents received by each as a distribution from Cove Point in respect of such Quarter, and the Partnership’s proportion shall be included in the Partnership’s Adjusted Operating Surplus for such Quarter.

Section 8.2    Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3    Reports.

(a)    As soon as practicable, but in no event later than 105 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means, to each Record Holder of a Unit or other Partnership Interest as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General

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Partner, and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

(b)    As soon as practicable, but in no event later than 50 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means to each Record Holder of a Unit or other Partnership Interest, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

(c)    The General Partner shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Partnership.

ARTICLE IX

TAX MATTERS

Section 9.1    Tax Returns and Information. The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and the taxable period or year that it is required by law to adopt, from time to time, as determined by the General Partner. If the Partnership is required to use a taxable period other than a year ending on December 31, the General Partner shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal, state and local income tax reporting purposes with respect to a taxable period shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable period ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 9.2    Tax Elections.

(a)    The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest Closing Price of the Limited Partner Interests on any National Securities Exchange on which such

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Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(f) without regard to the actual price paid by such transferee.

(b)    Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3    Tax Controversies.

(a)    Subject to the provisions hereof, the General Partner (or its designee) is designated as the Tax Matters Partner (as defined in Section 6231(a)(7) of the Code as in effect prior to the enactment of the Bipartisan Budget Act of 2015), and the Partnership Representative (as defined in Section 6223 of the Code following the enactment of the Bipartisan Budget Act of 2015 or under any applicable state or local law providing for an analogous capacity) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. In its capacity as Partnership Representative, the General Partner shall exercise any and all authority of the Partnership Representative, including (i) binding the Partnership and its Partners with respect to tax matters and (ii) determining whether to make any available election under Section 6226 of the Code or an analogous election under state or local law, which election permits the Partnership to pass any partnership adjustment through to the Persons who were Partners of the Partnership in the year to which the adjustment relates and irrespective of whether such Persons are Partners of the Partnership at the time such election is made. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner in its capacity as Tax Matters Partner or Partnership Representative. For Partners that are not tax-exempt entities (as defined in Section 168(h)(2) of the Code) and subject to the General Partner’s discretion to seek modifications of an imputed underpayment, this cooperation includes (i) filing amended federal, state or local tax returns, paying any additional tax (including interest, penalties and other additions to tax), and providing the General Partner with an affidavit swearing to those facts (all within the requisite time periods), and (ii) providing any other information requested by the General Partner in order to seek modifications of an imputed underpayment. For Partners that are tax-exempt entities (as defined in Section 168(h)(2) of the Code) and subject to the General Partner’s discretion to seek modifications of an imputed underpayment, this cooperation includes providing the General Partner with information necessary to establish the Partner’s tax-exempt status. This agreement to cooperate applies irrespective of whether such Persons are Partners of the Partnership at the time of the requested cooperation.

(b)    Each Partner agrees that notice of or updates regarding tax controversies shall be deemed conclusively to have been given or made by the General Partner if the Partnership has either (i) filed the information for which notice is required with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such information is publicly available on such system or (ii) made the information for which notice is required available on

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any publicly available website maintained by the Partnership, whether or not such Partner remains a Partner in the Partnership at the time such information is made publicly available. Notwithstanding anything herein to the contrary, nothing in this provision shall obligate the Partnership Representative to provide notice to the Partners other than as required by the Code.

(c)    The General Partner may amend the provisions of this Agreement as it determines appropriate to satisfy any requirements, conditions, or guidelines set forth in any amendment to the provisions of Subchapter C of Chapter 63 of Subtitle F of the Code, any analogous provisions of the laws of any state or locality or the promulgation of regulations or publication of other administrative guidance thereunder.

Section 9.4    Withholding and Other Tax Payments by the Partnership.

(a)    The General Partner may treat taxes paid by the Partnership on behalf of, all or less than all of the Partners as a distribution of cash to such Partners, as a general expense of the Partnership or as indemnifiable payments made by the Partnership on behalf of the Partners or former Partners (as provided in Section 9.4(c)), as determined appropriate under the circumstances by the General Partner.

(b)    Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income or from a distribution to any Partner (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 or Section 12.4(c) in the amount of such withholding from such Partner.

(c)    If the Partnership pays an imputed underpayment under Section 6225 of the Code and/or any analogous provision of the laws of any state or locality, the General Partner may require that some or all of the Partners of the Partnership in the year to which the underpayment relates indemnify the Partnership for their allocable share of that underpayment (including interest, penalties and other additions to tax). This indemnification obligation shall not apply to a Partner to the extent that (i) the Partnership received a modification of the imputed underpayment under Section 6225(c)(2) of the Code (or any analogous provision of state or local law) due to the Partner’s filing of amended tax returns and payment of any resulting tax (including interest, penalties and other additions to tax), (ii) the Partner is a tax-exempt entity (as defined in Section 168(h)(2) of the Code) and either the Partnership received a modification of the imputed underpayment under Section 6225(c)(3) of the Code (or any analogous provision of state or local law) because of such Partner’s status as a tax-exempt entity or the Partnership did not make a good faith effort to obtain a modification of the imputed underpayment due to such Partner’s status as a tax-exempt entity, or (iii) the Partnership received a modification of the imputed underpayment under Section 6225(c)(4)-(6) of the Code (or any analogous provision of state or local law) as a result of other information

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that was either provided by the Partner or otherwise available to the Partnership with respect to the Partner. This indemnification obligation imposed on Partners, including former Partners, applies irrespective of whether such Persons are Partners of the Partnership at the time the Partnership pays the imputed underpayment.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1    Admission of Limited Partners.

(a)    By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger or consolidation or conversion pursuant to Article XIV, and except as provided in Section 4.8, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred or issued, (ii) shall become bound, and shall be deemed to have agreed to be bound, by the terms of this Agreement, (iii) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement and is an Eligible Taxable Holder and (iv) makes the consents, acknowledgements and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is a Non-Eligible Holder shall be determined in accordance with Section 4.8.

(b)    The name and mailing address of each Record Holder shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)    Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).

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Section 10.2    Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or Section 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3    Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1    Withdrawal of the General Partner.

(a)    The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i)    The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)    The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

(iii)    The General Partner is removed pursuant to Section 11.2;

(iv)    The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the U.S. Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A) -(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

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(v)    A final and non-appealable order of relief under Chapter 7 of the U.S. Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)    (A) if the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) if the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) if the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; and (D) if the General Partner is a natural person, his death or adjudication of incompetency.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or Section 11.1(a)(vi)(A), (B), or (C) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)    Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 11:59 pm, prevailing Eastern Time, on June 30, 2024, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and Series A Preferred Units voting together as a single class and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed); (ii) at any time after 11:59 pm, prevailing Eastern Time, on June 30, 2024, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner

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gives a notice of withdrawal pursuant to Section 11.1(a)(i), a Unit Majority may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1 unless the business of the Partnership is continued pursuant to Section 12.2. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

Section 11.2    Removal of the General Partner. The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Common Units, voting as a class, and a majority of the Outstanding Subordinated Units, voting as a class (including, in each case, Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

Section 11.3    Interest of Departing General Partner and Successor General Partner.

(a)    In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to require its successor to purchase its General Partner Interest and its or its Affiliates’ general partner interest (or equivalent interest), if any, in the other Group Members and all of its or its Affiliates’ Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed

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by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.5, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s withdrawal or removal, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such withdrawal or removal, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the value of the Units, including the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner, the value of the Incentive Distribution Rights and the General Partner Interest and other factors it may deem relevant.

(b)    If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (and its Affiliates, if applicable) shall become a Limited Partner and the Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest to Common Units will be characterized as if the Departing General Partner (and its Affiliates, if applicable) contributed the Combined Interest to the Partnership in exchange for the newly issued Common Units.

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(c)    If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Percentage Interest of the General Partner Interest of the Departing General Partner by (B) a percentage equal to 100% less the Percentage Interest of the General Partner Interest of the Departing General Partner and (y) the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4    Conversion of Subordinated Units. Notwithstanding any provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist, the Subordinated Units held by any Person will immediately and automatically convert into Common Units on a one-for-one basis, provided (i) neither such Person nor any of its Affiliates voted any of its Units in favor of the removal and (ii) such Person is not an Affiliate of the successor General Partner; provided, however, that such converted Subordinated Units shall remain subject to the provisions of Section 5.4(c)(ii), Section 6.1(d)(x), Section 6.7(b) and Section 6.7(c).

Section 11.5    Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1    Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1, Section 11.2 or Section 12.2, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up, upon:

(a)    an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;

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(b)    an election to dissolve the Partnership by the General Partner that is approved by a Unit Majority;

(c)    the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d)    at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.

Section 12.2    Continuation of the Business of the Partnership After Dissolution. Upon (a) an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)    the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii)    if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)    the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided, that the right of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability under the Delaware Act of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).

Section 12.3    Liquidator. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more

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Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the Outstanding Common Units and Subordinated Units, voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the Outstanding Common Units and Subordinated Units, voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a majority of the Outstanding Common Units and Subordinated Units, voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.4) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4    Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:

(a)    The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)    Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

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(c)    All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (including the allocation provided for under Section 6.1(d)(xi)(C), which allocates items of gross income, gain, loss and deduction among the Partners to the maximum extent possible to provide a preference in liquidation to the Capital Account of the Series A Preferred Units over the Capital Accounts of Series A Junior Securities, but excluding adjustments made by reason of distributions pursuant to this Section 12.4(c)) for the taxable period of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence); provided that any cash or cash equivalents available for distribution under this Section 12.4(c) shall be distributed with respect to the Series A Preferred Units and Series A Senior Securities (up to the positive balances in the associated Capital Accounts) prior to any distribution of cash or cash equivalents with respect to the Series A Junior Securities.

Section 12.5    Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6    Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7    Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8    Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable period of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

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ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1    Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner, subject to Section 5.11(b)(iii)(B) may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)    a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)    admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)    a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that any or all of the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

(d)    a change that the General Partner determines (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)    a change in the fiscal year or taxable period of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable period of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f)    an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as

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amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

(g)    an amendment that the General Partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Interests and Derivative Instruments pursuant to Section 5.5;

(h)    any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)    an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)    an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4 or Section 7.1(a);

(k)    a merger, conveyance or conversion pursuant to Section 14.3(d); or

(l)    any other amendments substantially similar to the foregoing.

Section 13.2    Amendment Procedures. Amendments to this Agreement may be proposed only by the General Partner. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve any amendment to this Agreement and may decline to do so in its sole discretion. An amendment shall be effective upon its approval by the General Partner and, except as otherwise provided by Section 13.1 or Section 13.3, a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units or class of Limited Partners shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or class of Limited Partners or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any amendments. The General Partner shall be deemed to have notified all Record Holders as required by this Section 13.2 if it has either (a) filed such amendment with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such amendment is publicly available on such system or (b) made such amendment available on any publicly available website maintained by the Partnership.

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Section 13.3    Amendment Requirements.

(a)    Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no provision of this Agreement (other than Section 11.2 or Section 13.4) that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) or class of Limited Partners or requires a vote or approval of Partners (or a subset of Partners) holding a specified Percentage Interest to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing or increasing such percentage, unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced or increased, as applicable, or the affirmative vote of Partners whose aggregate Percentage Interests constitute not less than the voting requirement sought to be reduced or increased, as applicable.

(b)    Notwithstanding the provisions of Section 13.1 (other than Section 13.1(d)(iv)) and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of (including requiring any holder of a class of Partnership Interests to make additional Capital Contributions to the Partnership) any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.

(c)    Except as provided in Section 14.3 or Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected. If the General Partner determines an amendment does not satisfy the requirements of Section 13.1(d)(i) because it adversely affects one or more classes of Partnership Interests, as compared to other classes of Partnership Interests, in any material respect, such amendment shall only be required to be approved by the adversely affected class or classes.

(d)    Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Percentage Interests of all Limited Partners voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.

(e)    Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of Partners (including the General Partner and its Affiliates) holding at least 90% of the Percentage Interests of all Limited Partners.

Section 13.4    Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the

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Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the specific purposes for which the special meeting is to be called and the class or classes of Units for which the meeting is proposed. No business may be brought by any Limited Partner before such special meeting except the business listed in the related request. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the time notice of the meeting is given as provided in Section 16.1. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5    Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6    Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading or U.S. federal securities laws, in which case the rule, regulation, guideline or requirement of such National Securities Exchange or U.S. federal securities laws shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (i) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (ii) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7    Postponement and Adjournment. Prior to the date upon which any meeting of Limited Partners is to be held, the General Partner may postpone such meeting one or more times for any reason by giving notice to each Limited Partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Such

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notice shall be given not fewer than two days before the date of such meeting and otherwise in accordance with this Article XIII. When a meeting is postponed, a new Record Date need not be fixed unless such postponement shall be for more than 45 days. Any meeting of Limited Partners may be adjourned by the General Partner one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Limited Partner vote shall be required for any adjournment. A meeting of Limited Partners may be adjourned by the General Partner as to one or more proposals regardless of whether action has been taken on other matters. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8    Waiver of Notice; Approval of Meeting; Approval of Minutes. The transaction of business at any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9    Quorum and Voting. The holders of a majority, by Percentage Interest, of Partnership Interests of the class or classes for which a meeting has been called (including Partnership Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Partners of such class or classes unless any such action by the Partners requires approval by holders of a greater Percentage Interest, in which case the quorum shall be such greater Percentage Interest. At any meeting of the Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of holders of Partnership Interests that, in the aggregate, represent a majority of the Percentage Interest of those present in person or by proxy at such meeting shall be deemed to constitute the act of all Partners, unless a greater or different percentage or class vote is required with respect to such action under the provisions of this Agreement, in which case the act of the holders of Partnership Interests that in the aggregate represent at least such greater or different percentage or the act of the Limited Partners holding the requisite percentage of the necessary class, shall be required; provided, however, that if, as a matter of law or provision of this Agreement, approval by plurality vote of Partners (or any class thereof) is required to approve any action, no minimum quorum shall be required. The Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by holders of the required Percentage Interest or class of Limited Partners specified in this Agreement.

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Section 13.10    Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11    Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage, by Percentage Interest, of the Partnership Interests of the class or classes for which a meeting has been called (including Partnership Interests deemed owned by the General Partner), as the case may be, that would be necessary to authorize or take such action at a meeting at which all the Limited Partners entitled to vote at such meeting were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner and (b) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the holders of the requisite percentage of Units acting by written consent without a meeting.

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Section 13.12    Right to Vote and Related Matters.

(a)    Only those Record Holders of the Outstanding Units on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)    With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

Section 13.13    Voting of Incentive Distribution Rights.

(a)    For so long as a majority of the Incentive Distribution Rights are held by the General Partner and its Affiliates, the holders of the Incentive Distribution Rights shall not be entitled to vote such Incentive Distribution Rights on any Partnership matter except as may otherwise be required by law and the holders of the Incentive Distribution Rights, in their capacity as such, shall be deemed to have approved any matter approved by the General Partner.

(b)    If less than a majority of the Incentive Distribution Rights are held by the General Partner and its Affiliates, the Incentive Distribution Rights will be entitled to vote on all matters submitted to a vote of Unitholders, other than amendments and other matters that the General Partner determines do not adversely affect the holders of the Incentive Distribution Rights as a whole in any material respect. On any matter in which the holders of Incentive Distribution Rights are entitled to vote, such holders will vote together with the Subordinated Units, prior to the end of the Subordination Period, or together with the Common Units, thereafter, in either case as a single class except as otherwise required by Section 13.3(c), and such Incentive Distribution Rights shall be treated in all respects as Subordinated Units or Common Units, as applicable, when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement. The relative voting power of the Incentive Distribution Rights and the Subordinated Units or Common Units, as applicable, will be set in the same proportion as cumulative cash distributions, if any, in respect of the Incentive Distribution Rights for the four consecutive Quarters prior to the record date for the vote bears to the cumulative cash distributions in respect of such class of Units for such four Quarters.

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(c)    In connection with any equity financing, or anticipated equity financing, by the Partnership of an Expansion Capital Expenditure, the General Partner may, without the approval of the holders of the Incentive Distribution Rights, temporarily or permanently reduce the amount of Incentive Distributions that would otherwise be distributed to such holders, provided that in the judgment of the General Partner, such reduction will be in the long-term best interest of such holders.

ARTICLE XIV

MERGER OR CONSOLIDATION

Section 14.1    Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the U.S., pursuant to a written plan of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2    Procedure for Merger or Consolidation.

(a)    Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner, in declining to consent to a merger or consolidation, may act in its sole discretion.

(b)    If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(i)    the name and jurisdiction of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)    the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)    the terms and conditions of the proposed merger or consolidation;

(iv)    the manner and basis of exchanging or converting the equity interests of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving

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Business Entity, then the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of equity interests represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v)    a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation or limited liability company agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)    the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain and stated in the certificate of merger); and

(vii)    such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

Section 14.3    Approval by Limited Partners.

(a)    Except as provided in Sections 14.3(d) and 14.3(e), the General Partner, upon its approval of the Merger Agreement shall direct that the Merger Agreement and the merger or consolidation contemplated thereby, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)    Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

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(c)    Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)    Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already treated as such), (ii) the sole purpose of such merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

(e)    Additionally, notwithstanding anything else contained in this Agreement, but subject to Section 5.11(b)(vii) the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability under the Delaware Act of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already treated as such), (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Partnership Interest outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Partnership Interest of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Interests to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Interests (other than Incentive Distribution Rights) Outstanding immediately prior to the effective date of such merger or consolidation.

(f)    Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (i) effect any amendment to this Agreement or (ii) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.3 shall be effective at the effective time or date of the merger or consolidation.

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Section 14.4    Certificate of Merger. Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5    Effect of Merger or Consolidation. At the effective time of the certificate of merger:

(a)    all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(b)    the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(c)    all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(d)    all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1    Right to Acquire Limited Partner Interests.

(a)    Notwithstanding any other provision of this Agreement except Section 5.11(b)(vii), if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests (but excluding the Series A Preferred Units, which are subject to Section 5.11(b)(vii)) of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

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(b)    If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be filed and distributed as may be required by the Commission or any National Securities Exchange on which such Limited Partner Interests are listed. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in the case of Limited Partner Interests evidenced by Certificates, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests in the case of Limited Partner Interests evidenced by Certificates, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests.

(c)    In the case of Limited Partner Interests evidenced by Certificates, at any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

DOMINION ENERGY MIDSTREAM PARTNERS, LP

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1    Addresses and Notices; Written Communications.

(a)    Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class U.S. mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Interests at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the U.S. Postal Service (or other physical mail delivery mail service outside the U.S.), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

(b)    The terms “in writing”, “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 16.2    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

DOMINION ENERGY MIDSTREAM PARTNERS, LP

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

Section 16.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7    Third-Party Beneficiaries. Each Partner agrees that (a) any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and (b) any Unrestricted Person shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Unrestricted Person.

Section 16.8    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) without execution hereof.

Section 16.9    Applicable Law; Forum; Venue and Jurisdiction Waiver of Trial by Jury.

(a)    This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

(b)    Each of the Partners and each Person holding any beneficial interest in the Partnership (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):

(i)    irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Partners or of Partners to the Partnership, or the rights or powers of, or restrictions on, the Partners or the Partnership), (B) brought in a derivative manner on behalf of the Partnership, (C) asserting a claim of breach of a fiduciary or other duty owed by any director, officer, or other employee of the Partnership or the

DOMINION ENERGY MIDSTREAM PARTNERS, LP

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

General Partner, or owed by the General Partner, to the Partnership or the Partners, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;

(ii)    irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding;

(iii)    agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;

(iv)    expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;

(v)    consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law; and

(vi)    IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

Section 16.10    Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 16.11    Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

DOMINION ENERGY MIDSTREAM PARTNERS, LP

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

Section 16.12    Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on Certificates representing Units is expressly permitted by this Agreement.

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DOMINION ENERGY MIDSTREAM PARTNERS, LP

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

Dominion Energy Midstream GP, LLC

By:	/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President—Mergers & Acquisitions and Treasurer

SIGNATURE PAGE

DOMINION ENERGY MIDSTREAM PARTNERS, LP

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A

to the Fourth Amended and Restated

Agreement of Limited Partnership of

Dominion Energy Midstream Partners, LP

Restrictions on Transfer of Series A Preferred Units

THE SERIES A PREFERRED UNITS (ALSO REFERRED TO AS “THIS SECURITY”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SERIES A PREFERRED UNITS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO DOMINION ENERGY MIDSTREAM PARTNERS, LP THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN SECTIONS 4.5, 4.8 AND 5.11(b)(viii) OF AND ELSEWHERE IN THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF DOMINION ENERGY MIDSTREAM PARTNERS, LP, AS AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME (THE “PARTNERSHIP AGREEMENT”) AND THE VOTING RESTRICTIONS SET FORTH IN THE DEFINITION OF THE DEFINED TERM “OUTSTANDING” IN THE PARTNERSHIP AGREEMENT.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF DOMINION ENERGY MIDSTREAM PARTNERS, LP THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF DOMINION ENERGY MIDSTREAM PARTNERS, LP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE DOMINION ENERGY MIDSTREAM PARTNERS, LP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). DOMINION ENERGY MIDSTREAM GP, LLC, THE GENERAL PARTNER OF DOMINION ENERGY MIDSTREAM PARTNERS, LP, MAY IMPOSE RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT DETERMINES, WITH THE ADVICE OF COUNSEL, THAT SUCH RESTRICTIONS ARE NECESSARY OR ADVISABLE TO (I) AVOID A SIGNIFICANT RISK OF DOMINION ENERGY MIDSTREAM PARTNERS, LP BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES OR (II) PRESERVE THE UNIFORMITY OF THE LIMITED PARTNER INTERESTS OF DOMINION ENERGY MIDSTREAM PARTNERS, LP (OR ANY CLASS OR CLASSES THEREOF).

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